                                                                     EXHIBIT 4.1

         PUBLIC CREDIT AND REPACKAGED SECURITIES(SM) (PCARS)(SM) TRUSTS



                       STANDARD TERMS FOR TRUST AGREEMENTS

                Credit And Asset Repackaging Vehicle Corporation
                                  as Depositor

                                       and

                Wells Fargo Bank Minnesota, National Association
                                   as Trustee


                              Dated August , 2001

   Certain Sections of these Standards Terms for Trust Agreements relating to
    Sections 310 through 318, inclusive, of the Trust Indenture Act of 1939:

Trust Indenture                                                Indenture Section
Act Section
Section 310(a)(1).....................................................10.06(a)
                                                                      10.07(c)
           (a)(2).....................................................10.06(a)
           (a)(3).....................................................10.10(b)
           (a)(4)...............................................Not applicable
           (a)(5).....................................................10.06(a)
           (b)........................................................10.06(b)
Section 311(a)............................................................6.05
           (b)............................................................6.05
Section 312(a)..................................................Not applicable
           (b).........................................................4.05(b)
           (c).........................................................4.05(c)
Section 313(a).........................................................4.02(g)
           (b).........................................................4.02(g)
           (c).........................................................4.02(g)
                                                                       6.04(c)
                                                                       8.01(c)
           (d).........................................................4.02(f)
Section 314(a)(1)......................................................6.04(a)
           (a)(2)......................................................6.04(b)
           (a)(3)......................................................6.04(c)
           (a)(4)...............................................Not applicable
           (b)..................................................Not applicable
           (c)..................................................Not applicable
           (d)..................................................Not applicable
           (e)..................................................Not applicable
Section 315(a).....................................................10.01(e)(i)
           (b).........................................................8.01(c)
           (c)........................................................10.01(c)
           (d)........................................................10.01(e)
           (d)(2).................................................10.01(e)(ii)
           (d)(3)...............................................Not applicable
           (e)..................................................Not applicable
Section 316(a)(1)...............................................Not applicable
           (a)(1)(A)............................................Not applicable
           (a)(1)(B)..................................................12.01(c)
           (a)(2)...............................................Not applicable
           (b)..................................................Not applicable
           (c)..................................................Not applicable

Section 317(a).........................................................8.01(a)
           (b).........................................................5.10(a)
Section 318   ........................................................12.09


Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of any Trust Agreement.

                                TABLE OF CONTENTS

                                                                            Page


                                    ARTICLE I

                            DEFINITIONS; CONSTRUCTION


SECTION 1.01.  Definitions..................................................   2

SECTION 1.02.  Rules of Construction........................................  14

SECTION 1.03.  Article and Section References...............................  14

SECTION 1.04.  References to Credit Support, Swap Agreement
               and Call Right...............................................  14

                                   ARTICLE II

                DECLARATION OF TRUST; ENTRY INTO SWAP AGREEMENT;
                            ISSUANCE OF CERTIFICATES


SECTION 2.01.  Creation and Declaration of Trust; Assignment
               of Securities................................................  15

SECTION 2.02.  Swap Agreement, Swap Guarantee and Underwriting Agreement....  15

SECTION 2.03.  Acceptance by Trustee........................................  16

SECTION 2.04.  Sale.........................................................  16

SECTION 2.05.  Representations and Warranties of the Depositor..............  17

SECTION 2.06.  Agreement to Execute, Authenticate and Deliver
               Certificates.................................................  18

SECTION 2.07.  Issuance of Additional Certificates..........................  18

                                   ARTICLE III

               TRUST POWERS; ADMINISTRATION OF THE TRUST PROPERTY


SECTION 3.01.  Trust Property...............................................  19

SECTION 3.02.  Administration of the Trust..................................  19

SECTION 3.03.  Collection of Certain Payments...............................  21

SECTION 3.04.  Certificate Account..........................................  21


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
SECTION 3.05.  Investment of Funds in the Accounts..........................  23

SECTION 3.06.  Retained Interest............................................  23

SECTION 3.07.  Access to Certain Documentation..............................  23

                                   ARTICLE IV

                DISTRIBUTIONS TO CERTIFICATEHOLDERS AND REPORTING


SECTION 4.01.  Distributions................................................  23

SECTION 4.02.  Reports to Certificateholders................................  24

SECTION 4.03.  Calculation of Interest Rates................................  26

SECTION 4.04.  Compliance with Tax Reporting and Withholding Requirements...  26

SECTION 4.05.  Preservation of Information, Communications to
               Holders......................................................  27

                                    ARTICLE V

                                THE CERTIFICATES


SECTION 5.01.  The Certificates.............................................  27

SECTION 5.02.  Execution, Authentication and Delivery.......................  28

SECTION 5.03.  Temporary Certificates.......................................  29

SECTION 5.04.  Registration; Registration of Transfer and Exchange..........  29

SECTION 5.05.  Mutilated, Destroyed, Lost and Stolen Certificates...........  31

SECTION 5.06.  Distributions in Respect of Certificates.....................  32

SECTION 5.07.  Persons Deemed Owners........................................  32

SECTION 5.08.  Cancellation.................................................  33

SECTION 5.09.  Currency of Distributions in Respect of Certificates;
                Redenomination..............................................  33

SECTION 5.10.  Appointment of Paying Agent..................................  33

SECTION 5.11.  Authenticating Agent.........................................  35

SECTION 5.12.  Issuance and Transfer Restrictions...........................  36

SECTION 5.13.  Optional Exchange............................................  40

SECTION 5.14.  Callable Certificates........................................  41

                                   ARTICLE VI

                                  THE DEPOSITOR


SECTION 6.01.  Liability of the Depositor...................................  43

SECTION 6.02.  Limitation on Liability of the Depositor.....................  43

SECTION 6.03.  Depositor May Purchase Certificates..........................  43

SECTION 6.04.  Preparation and Filing of Exchange Act Reports;
                Obligations of the Depositor................................  44

SECTION 6.05.  Preferential Collection of Claims Against Depositor..........  44

                                   ARTICLE VII

                          RIGHTS OF CERTIFICATEHOLDERS


SECTION 7.01.  Voting Rights with Respect to Securities.....................  44

SECTION 7.02.  Amendments and Waivers Under Swap Agreement and
                Swap Guarantee..............................................  46

                                  ARTICLE VIII

             DEFAULT ON SECURITIES, CREDIT SUPPORT, SWAP AGREEMENT,
                     SWAP GUARANTEE OR PERMITTED INVESTMENTS


SECTION 8.01.  Realization Upon Default.....................................  46

                                   ARTICLE IX

                        WIND-UP AND LIQUIDATION OF TRUST


SECTION 9.01.  Trust Wind-Up Events.........................................  47

SECTION 9.02.  Liquidation Events...........................................  48

SECTION 9.03.  Trust Property Made Available................................  49

SECTION 9.04.  Limitation on Notice Requirement.............................  51

SECTION 9.05.  Excess Expense Event.........................................  51

                                    ARTICLE X

                             CONCERNING THE TRUSTEE


SECTION 10.01. Duties of Trustee............................................  52

SECTION 10.02. Certain Matters Affecting the Trustee........................  53

SECTION 10.03. Limitation on Liability of Trustee...........................  54

SECTION 10.04. Trustee May Own Certificates.................................  55

SECTION 10.05. Trustee Fees and Expenses; Limited Indemnification...........  55

SECTION 10.06. Eligibility Requirements for Trustee.........................  56

SECTION 10.07. Resignation or Removal of the Trustee........................  56

SECTION 10.08. Successor Trustee............................................  57

SECTION 10.09. Merger or Consolidation of Trustee...........................  58

SECTION 10.10. Appointment of Co-Trustee....................................  58

SECTION 10.11. Representations and Warranties of Trustee....................  59

SECTION 10.12. Non-Petition.................................................  61

                                   ARTICLE XI

                                   TERMINATION


SECTION 11.01. Termination of the Trust.....................................  61

SECTION 11.02. Merger or Consolidation of Trust.............................  62

                                   ARTICLE XII

                               MISCELLANEOUS TERMS


SECTION 12.01. Amendment of Trust Agreement.................................  63

SECTION 12.02. Counterparts.................................................  64

SECTION 12.03. Limitation on Rights of Certificateholders...................  64

SECTION 12.04. Governing Law................................................  64

SECTION 12.05. Notices......................................................  65

SECTION 12.06. Severability of Terms........................................  65

SECTION 12.07. Perfection of Swap Counterparty Security Interest............  65

SECTION 12.08. No Recourse..................................................  65

SECTION 12.09. Conflict With Trust Indenture Act............................  66



EXHIBIT A               Form of Trust Agreement and Terms Schedule

EXHIBIT B               Form of Certificate

           PUBLIC CREDIT AND REPACKAGED SECURITIES(SM) (PCARS)(SM) TRUSTS


                               STANDARD TERMS FOR
                                TRUST AGREEMENTS


         These Standard Terms for Trust Agreements, dated August , 2001 (these "Standard Terms"), may be incorporated by reference in one or more trust agreements (each, a "Trust Terms Agreement") relating to a particular series of Public Credit and Repackaged Securities(SM) (PCARS)(SM) Trust Certificates described in the Prospectus dated August , 2001 and the applicable Prospectus Supplement. Each Trust Terms Agreement may be in the form of Exhibit A hereto or such other form as Credit And Asset Repackaging Vehicle Corporation, as depositor (the "Depositor"), and Wells Fargo Bank Minnesota, National Association, as trustee (the "Trustee"), may approve, such approval to be evidenced by their execution of such Trust Agreement. Incorporation by reference of these Standard Terms into a Trust Terms Agreement is for convenience only to avoid the necessity of physically including these Standard Terms in such Trust Terms Agreement, and each trust created by a Trust Terms Agreement shall be a legally separate and distinct trust from any other trust created by a Trust Terms Agreement into which these Standard Terms may also be incorporated by reference. These Standard Terms shall by themselves be of no force and effect, and shall only have effect as and to the extent incorporated by reference into a Trust Terms Agreement. Execution hereof by the Trustee and the Depositor is for purposes of identification only and the absence of such execution shall not affect the validity of any Trust Agreement or these Standard Terms to the extent incorporated therein. Each Trust Terms Agreement into which these Standard Terms are incorporated by reference, including the Terms Schedule attached thereto and made a part thereof and these Standard Terms so incorporated by reference therein, as amended, modified or supplemented from time to time, shall together constitute a single trust agreement and are referred to herein as the "Trust Agreement". In the event of a conflict between any Trust Terms Agreement, including the Terms Schedule attached thereto, and these Standard Terms, the Trust Terms Agreement the Terms Schedule shall control.

                                   ARTICLE I

                            Definitions; Construction

         SECTION 1.01. Definitions

         Except as otherwise specified herein or as the context may otherwise require, the following terms have the respective meanings set forth below for all purposes of these Standard Terms:

         "Affected Securities". With respect to any Liquidation Event, the Securities affected by a Security Default, Disqualified Securities or Securities related to a Disqualified Swap Transaction, as the case may be.

         "Affected Swap Party". As defined in the Swap Agreement.

         "Affected Swap Transaction". As defined in the Swap Agreement.

         "Affiliate". With respect to any Person, any other Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, "control", when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Alternative ERISA Restrictions". The restrictions on transfer of Certificates set forth in Section 5.12(c)(i).

         "Authenticating Agent". As defined in Section 5.11.

         "Available Funds". With respect to any Distribution Date, the sum of
(i) any amounts received by the Trustee on or with respect to the Securities or other Trust Property, plus (ii) any investment income from Permitted Investments, plus (iii) any Swap Amounts paid to the Trustee by the Swap Counterparty pursuant to the Swap Agreement, or by any Swap Guarantor pursuant to any Swap Guarantee, minus (iv) any amounts paid or payable to the Swap Counterparty by the Trustee pursuant to the Swap Agreement (except for any such amounts expressly subordinated in right of payment pursuant to Part 1(g) of the
Schedule included in the Swap Agreement), minus (v) any amounts reimbursable to the Trustee pursuant to Section 10.05(b) or, to the extent expressly agreed by the Certificateholders, (c). To the extent that the amount constituting such sum is on deposit in the Certificate Account and available for distribution on such Distribution Date.

         "Bearer Certificate". Any Certificate (with or without coupons), title of which passes by delivery only, but exclusive of any coupons.

         "Benefit Plan". As defined in Section 5.12(c)(i).

         "Book-Entry Certificate". A Certificate represented by a Global Certificate.

         "Business Day". Unless otherwise specified in the Terms Schedule, any day, other than a Saturday or Sunday, that is (i) not a day on which banking institutions are authorized or required by law or regulation to be closed in (A) The City of New York or in the city where the Corporate Trust Office is located or (B) if the Specified Currency is other than Dollars, the financial center of the country issuing the Specified Currency and (ii) if the Interest Rate is based on the London Interbank Borrowing Rate, a day on which dealings in deposits in the Specified Currency are transacted in the London interbank market.

         "Calculation Agent". As specified in the Terms Schedule, if so specified.

         "Call Date". As defined in Section 5.14(a)(iv).

         "Call Price". As defined in Section 5.14(a)(v).

         "Call Right". As defined in Section 5.14(a).

         "Callable Series". A Series so designated in the Terms Schedule providing for a Call Right with respect to the Certificates of such Series.

         "Certificate Account". As defined in Section 3.04.

         "Certificate Document". A certificate in the form attached as Exhibit B, evidencing a Certificate.

         "Certificate of Non-U.S. Beneficial Ownership". As defined in Section 5.12(b)(iii).

         "Certificate Register" and "Certificate Registrar". As defined in
Section 5.04.

         "Certificateholder". In the case of a Registered Certificate, the Person in whose name such Certificate is registered in the Certificate Register on the applicable Record Date, and in the case of a Bearer Certificate, the bearer of such Certificate.

         "Certificates". The securities authorized by, and authenticated and delivered under, the Trust Agreement and evidenced by one or more Certificate Documents.

         "Class". A separately denominated class of Certificates of any Series, entitled to specified rights with respect to the Trust Property.

         "Clearstream". Clearstream Banking operated by Clearstream
International.

         "Closing Date". As specified in the Terms Schedule.

         "Code". The Internal Revenue Code of 1986, as amended, and Treasury Regulations promulgated thereunder.

         "Commission". The Securities and Exchange Commission, or any successor agency.

         "Concentrated Security". Any Security that on the Closing Date constitutes 10% or more of the Securities held by the Trust.

         "Corporate Trust Office". The Trustee's offices at 213 Court Street, Suite 902, Middletown, CT 06457, or such other address as the Trustee may designate from time to time by notice to the Certificateholders, the Depositor, the Swap Counterparty and the Swap Guarantor.

         "Credit Support". With respect to any Series (or any Class within such Series), any combination of insurance policies, letters of credit, reserve accounts and other types of rights or assets designed to support or ensure the servicing and distribution of amounts due under the Certificates, which in each case is specified as such in the Terms Schedule.

         "Credit Support Default". As specified in the Terms Schedule.

         "Credit Support Provider". With respect to any Series (or any Class within such Series), the bank issuing a letter of credit or the financial guarantor or surety company issuing a financial guaranty or surety bond that serves as Credit Support.

         "Currency". Dollars or Foreign Currency.

         "Cut-Off Date". As defined in the Terms Schedule.

         "Definitive Registered Certificate". A Registered Certificate in definitive, certificated form without coupons attached.

         "Depositary". DTC or, if specified in the Terms Schedule, Euroclear or Clearstream or any other depositary.

         "Depositor". As defined in the preamble hereto, including any successors and permitted assigns.

         "Disqualified Credit Support". Any Credit Support with respect to which
(i) the Credit Support Provider ceases to be an Eligible Issuer and no means of replacing such Credit Support Provider or otherwise satisfying the Depositor's reporting obligations under the Exchange Act regarding such Credit Support is described in the Terms Schedule, or (ii) whether or not the Credit Support Provider was initially an Eligible Issuer, it becomes impossible or impracticable for the Depositor to satisfy its reporting obligations under the Exchange Act regarding such Credit Support.

         "Disqualified Security". Any (i) Concentrated Security the issuer of which ceases to be an Eligible Issuer and (ii) any Security other than a Concentrated Security the issuer of which ceases to be an Eligible Issuer or a Reporting Issuer, in each case of clauses (i) and (ii) unless any additional means of providing current information regarding such Security Issuer is described in the Terms Schedule and available.

         "Disqualified Swap Transaction". Any Swap Transaction with respect to which (i) the Swap Counterparty ceases to be an Eligible Issuer, unless any means of replacing such Swap Counterparty or otherwise satisfying the Depositor's reporting obligations under the Exchange Act is described in the Terms Schedule and available, (ii) whether or not the related Swap Counterparty was initially an Eligible Issuer, it becomes impossible or impracticable for the Depositor to satisfy its reporting obligations under the Exchange Act, or (iii) in the case of any Credit Derivative Transaction (as defined in the Swap Agreement), the Deliverable Obligation (as defined in the Swap Agreement) has become a Disqualified Security.

         "Distribution Date". As specified in the Terms Schedule.

         "Dollar", "$" or "USD". Such currency of the United States as at the time of payment is legal tender for the payment of public and private debts.

         "DTC". The Depository Trust Company, a limited purpose trust company organized under the laws of the State of New York, including any successors and assigns.

         "Early Swap Termination Date". The "Early Termination Date" as defined in the Swap Agreement.

         "Eligible Account". A non-interest bearing account, held in the United States, in the name of the Trustee for the benefit of the Certificateholders, that is either (i) a segregated account maintained with a Federal or State chartered depository institution or trust company the short-term and long-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the short-term and long-term unsecured debt obligations of which) are rated P-1 and Aaa by Moody's, or A-1+ and AAA by S&P at the time any amounts are held on deposit therein, including when such amounts are initially deposited therein, or
(ii) a segregated trust account maintained as a segregated account and held by the Trustee at its Corporate Trust Office in trust for the benefit of the Certificateholders.

         "Eligible Issuer". Any corporation, limited partnership, trust, limited liability company or other organization, banking organization or insurance company, in each case which (i) is eligible to register and offer securities under paragraph I.B.1 of the General Instructions to Form S-3 under the Securities Act, (ii) has (or is a direct or indirect subsidiary of a corporation, limited partnership, trust, limited liability company or other organization, banking organization or insurance company, in each case which has) common equity securities registered under Section 12 of the Exchange Act and
(iii) is subject to the reporting requirements of the Exchange Act and which, in accordance therewith, files reports and other information with the Commission (or another applicable agency pursuant to Section 12(i) of the Exchange Act). For all purposes under the Trust Agreement, a Person which is fully guaranteed by a guarantor that is an Eligible Issuer shall be considered an Eligible Issuer.

         "ERISA". The Employee Retirement Income Security Act of 1974, as amended, including any successor statute.

         "ERISA Plan". As defined in Section 5.12(c)(iii)(A).

         "Euroclear". The Euroclear System operated by Euroclear Bank S.A./N.V.

         "Excess Expense Event". As defined in Section 9.05(a).

         "Exchange Act". The Securities Exchange Act of 1934, as amended.

         "Exchange Rate Agent". Unless otherwise specified in the Terms Schedule, Goldman Sachs or any Affiliate or agent of Goldman Sachs designated by it.

         "Exchangeable Series". A series so designated in the Terms Schedule which grants Certificateholders the right to exchange their Certificates for pro rata portions of the Trust Property.

         "Executive Officer". With respect to any corporation, the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer thereof; with respect to any partnership, any general partner thereof.

         "Extraordinary Trust Expense". As defined in Section 10.05(b).

         "Foreign Currency". A currency issued by the government of any country other than the United States or a composite currency the value of which is determined by reference to the values of the currencies of any group of countries.

         "Global Certificate". A Certificate in global form issued to the Depositary and (in the case of a Registered Certificate) registered in the name of the Depositary or its nominee.

         "Goldman Sachs". Goldman, Sachs & Co., including any successors and permitted assigns.

         "Initial Security Accrual Period". The period from and including the Closing Date to but excluding the next Security Payment Date.

         "Initial Swap Rate Accrual Period". The period from and including the Closing Date to but excluding the next Swap Payment Date.

         "Interest Rate". The interest rate applicable to the Certificates as determined in accordance with Section 4.03, including, if applicable, by reference to the Terms Schedule.

         "Investment Company Act". The Investment Company Act of 1940, as amended.

         "Liquidation Event". Any of the events described in Section 9.02.

         "Maximum Reimbursable Amount". As specified in the Terms Schedule (or any other amount specified by the party agreeing to indemnify the Trustee).

         "Moody's". Moody's Investors Service Inc., including any successor rating agency.

         "Notional Amount". The notional amount specified in the Terms Schedule with respect to any Class of Certificates, with respect to which distributions of interest or other distributions are determined but which does not represent a Principal Balance.

         "Officers' Certificate". The certificate signed by any one (or, if specified in the Trust Agreement, more than one) Executive Officer of the applicable Person, and delivered to the Trustee.

         "Opinion of Counsel". A written opinion of counsel, who may, except as otherwise expressly provided in the Trust Terms Agreement, be counsel for the Depositor, acceptable to the Trustee.

         "Optional Exchange Date". As defined in Section 5.13(c).

         "Outstanding". As of any date of determination, all Certificates theretofore authenticated and delivered under the Trust Agreement, except for:

         (i) Certificates theretofore canceled by the Certificate Registrar or delivered to the Trustee for cancellation;

         (ii) Certificates for whose payment or redemption money in the necessary amount has been deposited with the Trustee or any Paying Agent (other than the Depositor) in trust, or set aside and segregated in trust by the Depositor (if the Depositor is acting as its own Paying Agent), for the holders of such Certificates, provided, if such Certificates are to be redeemed, notice of such redemption has been duly given pursuant to the Trust Agreement or provision therefore satisfactory to the Trustee has been made; and

         (iii) Certificates in exchange for or in lieu of which other Certificates have been authenticated and delivered pursuant to the Trust Agreement, unless proof satisfactory to the Trustee is presented that any such Certificates are held by a bona fide purchaser in whose hands such Certificates represent interests in the Trust.

         "Paying Agent". As defined in Section 5.10.

         "Permitted Investments". All investments made by the Trustee pursuant to Section 3.05 in any one or more of the following; provided that the total return specified by the terms of each such obligation or security shall be at least equal to the purchase price thereof; provided, further, that each such obligation shall be denominated in the same currency as the Securities or the payments due to the Trust under the Swap Agreement; provided, further, that each such obligation or security shall be held in the name of the Trustee on behalf of the Trust; provided, further, that at no time shall the total number of obligors under all such obligations or securities exceed nine:

         (i) direct obligations of, and obligations fully guaranteed by, the United States, the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, the Federal Farm Credit System or any agency or instrumentality of the United States the obligations of which are explicitly backed by the full faith and credit of the United States; provided that obligations of, or guaranteed by, the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association or the Federal Farm Credit System shall be Permitted Investments only if, at the time and during the course of investment, such entity has a credit rating at the time of acquisition of at least P-1 or Aaa by Moody's and A-1+ or AAA by S&P;

         (ii) demand and time deposits in, certificates of deposit of, or bankers' acceptances issued by, any depository institution or trust company (including the Trustee or any agent of the Trustee acting in their respective commercial capacities) incorporated under the laws of the United States or any State thereof and subject to supervision and examination by Federal or State banking authorities so long as the commercial paper or the short-term debt obligations of such depository institution or trust company, at the time and during the course of such investment or contractual commitment providing for such investment, have a credit rating at the time of acquisition of at least P-1 or Aaa by Moody's and A-l+ or AAA by S&P (or, in the case of a depository institution which is the principal subsidiary of a holding company, the commercial paper or other short-term debt obligations of such holding company have a credit rating at the time of acquisition of at least P-1 or Aaa by Moody's and A-1+ or AAA by S&P);

         (iii) commercial paper having a maturity of not more than 180 days and having, at the time and during the course of such investment, a credit rating at the time of acquisition of at least P-1 by Moody's and A-1+ by S&P;

         (iv) repurchase agreements with respect to (A) any security described in clause (i) above or (B) any other security issued or guaranteed by an agency or instrumentality of the United States with an entity having a credit rating at the time of acquisition of at least P-1 or Aaa by Moody's and A-1+ or AAA by S&P. Copies of any repurchase agreement entered into by the Trustee on behalf of the Trust shall be delivered to the Rating Agencies; and

         (v) money market funds having a credit rating at the time of acquisition of at least Aaa by Moody's and AAA by S&P, including any funds for which the Trustee or any of its Affiliates serves as an investment advisor, administrator, shareholder servicing agent, custodian or subcustodian, in each case the sole assets of which consist of U.S. Treasury securities.

In no event shall a Permitted Investment at any time constitute (x) a swap agreement, as defined in the United States Bankruptcy Code, 11 U.S.C. Section 101 et seq., (y) an interest-only or principal-only security or (z) a liability of the Trust in excess of the principal amount invested by the Trustee. Permitted Investments shall include, without limitation, any investments with respect to which the Trustee or an Affiliate of the Trustee provides services.

         "Person". Any individual, corporation, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

         "Predecessor Certificate". With respect to any particular Certificate, each previous Certificate evidencing all or a portion of the same interest as that evidenced by such Certificate; provided that, for purposes of this definition, any Certificate authenticated and delivered under Section 5.05 in lieu of a lost, destroyed or stolen Certificate shall be deemed to evidence the same interest as such lost, destroyed or stolen Certificate.

         "Principal Balance". With respect to all Certificates that are Outstanding at any time, the maximum amount that the holders thereof are entitled to receive as distributions allocable to principal payments on the Securities.

         "Proceeding". Any suit in equity, action at law or other judicial or administrative proceeding.

         "Rating Agencies". As specified in the Terms Schedule.

         "Rating Agency Condition". With respect to a particular action, event or occurrence, the receipt by the Trustee of a prior written notice from the Rating Agency to the effect that such action, event or occurrence would not result in a reduction or withdrawal of the then current rating of the Certificates.

         "Record Date". As specified in the Terms Schedule.

         "Registered Certificate". Any Certificate in registered form the ownership of which is evidenced by the Certificate Register.

         "Reporting Issuer". Either an Eligible Issuer or a domestic corporation, limited partnership, trust, limited liability company or other domestic organization, domestic banking organization or domestic insurance company which is subject to the information requirements of the Exchange Act and which, in accordance therewith, files reports and other information with the Securities and Exchange Commission (or another applicable agency pursuant to Section 12(i) of the Exchange Act). For all purposes under the Trust Agreement, a Person which is fully guaranteed by a guarantor that is a Reporting Issuer shall be considered a Reporting Issuer.

         "Responsible Officer". With respect to the Trustee, any officer within its Corporate Trust Office, including any Vice President, Assistant Vice President, Secretary, Assistant Secretary and (i) any other officer of the Trustee customarily performing functions similar to those performed by any of the aforementioned officers and (ii) any other officer of the Trustee to whom a particular matter is referred because of such officer's knowledge of and familiarity with the particular subject. The foregoing definition shall apply mutatis mutandis with respect to the Certificate Registrar.

         "Retained Interest". With respect to any Security or other Trust Property, any ownership interest therein and any right to a portion of the payments thereon, as specified in the Terms Schedule, held by a Person other than a Certificateholder, as specified in the Terms Schedule.

         "S&P". Standard & Poor's, a division of the McGraw-Hill Companies Inc., including any successor rating agency.

         "Scheduled Final Distribution Date". As specified in the Terms
Schedule.

         "Securities". As specified in the Terms Schedule. In the event that the Depositor transfers more than one series (or more than one class of the same series) of Securities to the Trust, "Securities" shall mean each such series or class specified in the Terms Schedule.

         "Securities Act". The Securities Act of 1933, as amended.

         "Security Accrual Period". The Initial Security Accrual Period and each period from and including a Security Payment Date to but excluding the next succeeding Security Payment Date.

         "Security Default". Unless otherwise specified in the Terms Schedule,
(i) the payment of the principal of and accrued interest on the Securities following an acceleration of the maturity of the Securities under the Securities or the Security Issuance Agreement, whether by declaration of the holders thereof or the Security Trustee or otherwise, (ii) the failure to pay an installment of principal of, or any amount of interest due on, the Securities (or other securities of the Security Issuer that rank senior to, or pari passu with, the Securities if the Security Issuance Agreement provides for a cross-default in the case of a default under such other securities) on the due date, after the expiration of any applicable cure period, (iii) the consummation of any transaction relating to the Securities as a result of which the Trust Property consists solely of cash or Permitted Investments, (iv) the occurrence of any event of default relating to bankruptcy or insolvency of the Security Issuer under the Securities or the Security Issuance Agreement or (v) the occurrence of a deferral, restructuring, rescheduling, exchange or other adjustment with respect to the Security such that the Swap Counterparty reasonably determines that (A) the economic terms of the Security are materially different or (B) the Security represents materially greater credit or other risks; provided that the occurrence of any such waiver, deferral, restructuring, rescheduling, exchange or other adjustment shall not constitute a Security Default if Certificateholders representing 100% of the Principal Balance (or Notional Amount, as applicable) so determine.

         "Security Issuance Agreement". The indenture, fiscal agency agreement or other agreement under which the Securities were issued.

         "Security Issuer". As specified in the Terms Schedule. In the event that the Depositor transfers more than one series (or more than one class of the same series) of Securities to the Trust, "Security Issuer" shall mean the issuer of each such series or class specified in the Terms Schedule.

         "Security Payment Date". As specified in the Terms Schedule.

         "Security Rate". As specified in the Terms Schedule.

         "Security Trustee". As specified in the Terms Schedule.

         "Selling Agent". Unless otherwise specified in the Terms Schedule, Goldman Sachs or any Affiliate of Goldman Sachs designated by it.

         "Series". All of the Certificates issued by the Trust.

         "Special Depositor Wind-up Event". As defined in Section 9.01(g).

         "Specified Currency". Unless otherwise specified in the Terms Schedule, Dollars.

         "Standard Terms". As defined in the preamble hereto.

         "State". Any one of the 50 states of the United States or the District of Columbia.

         "Successor Certificate". As defined in Section 11.02.

         "Swap Agreement". The ISDA Master Agreement (including the Schedule thereto, the Confirmation or Confirmations thereunder and any Credit Support Annex forming a part thereof), if any, to which the Trust is a party, as specified in the Terms Schedule. In the event that the Trust enters into more than one ISDA Master Agreement, "Swap Agreement" shall mean each such ISDA Master Agreement specified in the Terms Schedule.

         "Swap Amount". With respect to each Swap Payment Date, an amount, payable by, or on behalf of, the Swap Counterparty, equal to the accrued interest or other payment obligation calculated with reference to the Swap Notional Amount for the immediately preceding Swap Rate Accrual Period at the Swap Rate.

         "Swap Calculation Agent". The "Calculation Agent" as defined in the Swap Agreement.

         "Swap Counterparty". Goldman Sachs, unless another Person is identified in the Terms Schedule as the counterparty of the Trust under the Swap Agreement, including any successors and permitted assignees. In the event that the Trust enters into more than one Swap Agreement, "Swap Counterparty" shall mean each counterparty of the Trust specified in the Terms Schedule.

         "Swap Default". Any "Event of Default" as defined in the Swap
Agreement.

         "Swap Guarantee". The guarantee (if any) specified in the Terms Schedule of the obligations of the Swap Counterparty under the Swap Agreement.

         "Swap Guarantor". The guarantor (if any) who issues, and is specified in, the Swap Guarantee, including any successors and permitted assigns.

         "Swap Notional Amount". As specified in the Terms Schedule.

         "Swap Payment Date". As specified in the Terms Schedule.

         "Swap Rate". As specified in the Terms Schedule.

         "Swap Rate Accrual Period". The Initial Swap Rate Accrual Period and each period from and including a Swap Payment Date to but excluding the next succeeding Swap Payment Date.

         "Swap Termination Event". Any "Termination Event" as defined in the Swap Agreement.

         "Swap Termination Payment". Any amounts payable under the Swap Agreement in accordance with its terms, whether to or by the Trust, as the case may be, as a result of an early termination of one or more Swap Transactions.

         "Swap Transaction". Any "Transaction" as defined in the Swap Agreement.

         "Terms Schedule". The schedule or schedules (which may be in the form of "Schedule I - Trust Property and Certificates", "Schedule II - Trust Property" and "Schedule III - Swap Agreement", attached to Exhibit A hereto) which contains information with respect to the terms of the Certificates, as well as the Securities, the Swap Agreement and any other Trust Property.

         "TIA". The Trust Indenture Act of 1939, as amended.

         "Trigger Amount". As specified in the Terms Schedule.

         "Trust". The trust created by the Trust Agreement.

         "Trust Agreement". As defined in the preamble hereto.

         "Trust Property". As defined in Section 3.01(a).

         "Trust Terms Agreement". As defined in the preamble hereto.

         "Trust Wind-Up Event". As defined in Section 9.01.

         "Trustee". As defined in the preamble hereto, including any successor trustee or co-trustee appointed in accordance with the Trust Agreement.

         "Trustee Fee Letter". A letter agreement between the Trustee and the Depositor dated on or before the Closing Date setting forth the fees and expenses of the Trust and the Trustee which are subject to reimbursement by the Depositor.

         "Trustee Fees". The amount or amounts set forth in the Trustee Fee Letter.

         "UCC". The Uniform Commercial Code as in effect from time to time in the relevant jurisdiction or, with respect to the State of Louisiana, the equivalent body of statutory and common law.

         "Underwriter". Each Person acting as underwriter, dealer, placement agent or in any similar capacity in connection with the distribution of the Certificates.

         "Underwriting Agreement". The agreement between the Underwriter or Underwriters and the Depositor relating to the distribution of the Certificates.

         "United States" or "U.S.". The United States of America (including the several States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

         "U.S. Person". A citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate the income of which is subject to U.S. federal income taxation regardless of its source or a trust if (i) a U.S. court is able to exercise primary supervision over the trust's administration and (ii) one or more U.S. persons have the authority to control all of the trust's substantial decisions.

         Certain additional defined terms have the meanings assigned thereto in other provisions hereof.

         SECTION 1.02. Rules of Construction

         Unless the context otherwise requires:

                  (i) a term has the meaning assigned to it;

                  (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles applicable in the United States from time to time;

                  (iii) "or" is not exclusive;

                  (iv) the words "herein", "hereof", "hereunder" and other words of similar import refer to the Trust Agreement as a whole and not to any particular Article, section or other subdivision thereof;

                  (v) "including" means including without limitation; and

                  (vi) words in the singular include the plural and words in the plural include the singular.

         SECTION 1.03. Article and Section References.

         All Article and Section references used in these Standard Terms, unless otherwise provided, are to Articles and Sections of these Standard Terms. Any reference to "this Section" appearing within a particular paragraph of a Section is a reference to such Section as a whole.

         SECTION 1.04. References to Credit Support, Swap Agreement and Call
Right

         If the Terms Schedule does not specify any Credit Support or Swap Agreement, all references herein to the "Credit Support" or the "Swap Agreement", as the case may be, including in each case all related terms and provisions, shall be deemed to be deleted.

In the case of any Series that is not designated as a "Callable Series" in the Terms Schedule, all references herein to the "Call Right", including all related terms and provisions, shall be deemed to be deleted.

                                   ARTICLE II

                Declaration of Trust; Entry into Swap Agreement;
                            Issuance of Certificates

         SECTION 2.01. Creation and Declaration of Trust; Assignment of
Securities

         (a) The Depositor, concurrently with the execution and delivery of the Trust Agreement, shall transfer to the Trustee, on behalf and for the benefit of the Certificateholders and without recourse, all the right, title and interest of the Depositor, in, to and under (i) the Securities, (ii) the Certificate Account, including all income from the investment of funds on deposit therein,
(iii) all payments on or under and all proceeds of any of the foregoing (including all proceeds of the conversion thereof, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, causes of action, rights to payment of any and every kind and other forms of obligations, receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing) and (iv) all other assets included or to be included in the Trust Property, in each case of clauses (i) through (iv) except for any Retained Interest. The transfer of the Securities in accordance with the immediately preceding sentence shall include all rights, powers and options of the Depositor thereunder, including the first priority and continuing right to claim for, collect, receive and give receipt for principal, premium, if any, and interest payments in respect of the Securities and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings and generally to do and receive anything that the Depositor is or may be entitled to do or receive thereunder or with respect thereto.

         (b) In connection with the transfer of the Securities referred to in paragraph (a) above, the Depositor shall, not later than the Closing Date, (i) deposit the Securities with the Trustee by physical delivery of such Securities, duly endorsed, to the Trustee or cause the Securities to be registered by book-entry in the name of the Trustee (provided that the book-entry depositary shall be an agency of the United States, DTC or another book-entry institution acceptable to the Depositor) and (ii) deliver or cause to be delivered to the Trustee all documents necessary to transfer the Securities to the Trustee.

         SECTION 2.02. Swap Agreement, Swap Guarantee and Underwriting Agreement

         Concurrently with the execution of the Trust Agreement, (i) the Trust shall (A) execute and deliver the Swap Agreement and (B) accept any Swap Guarantee and (ii) the

Depositor shall enter into the Underwriting Agreement with the Underwriter or Underwriters. It shall be a condition to the effectiveness of the Trust Agreement that the Swap Agreement be effective as of the date of the Trust Agreement. The Trustee shall, on behalf of the Trust, perform the obligations of the Trust under the Swap Agreement in accordance with its terms and shall make demands under any Swap Guarantee immediately upon obtaining notice of any payment default by the Swap Counterparty under the Swap Agreement. The Trustee and the Depositor agree, and each Certificateholder by acquiring Certificates shall be deemed to agree, that the Swap Agreement does not represent an ownership interest in the Trust or its assets and that none of them shall treat the Swap Agreement as an ownership interest in the Trust for any purpose. Except as expressly set forth in the Trust Agreement and in the Swap Agreement, the receipt by the Trustee of the Securities and the execution by the Trustee of the Swap Agreement shall not constitute, and is not intended to result in, an assumption by the Trustee or any Certificateholder of any obligation of the Security Issuer or the Swap Counterparty or any other Person in connection with the Securities or the Swap Agreement or under any agreements or instruments relating to any of them.

         SECTION 2.03. Acceptance by Trustee

         The Trustee shall acknowledge receipt by it of (i) the Securities and the related documents referred to in Section 2.01, (ii) the Swap Agreement, (ii) any Swap Guarantee and (iv) the documents specified in the Swap Agreement (in
Part 3 of the Schedule to the ISDA Master Agreement), and declare that it will hold such assets and all other assets comprising the Trust Property in trust, for the exclusive use and benefit of all present and future Certificateholders and for the purposes and subject to the terms and conditions set forth in the Trust Agreement.

         SECTION 2.04. Sale

         The parties agree and intend that the transfer of Securities, the Swap Agreement and all proceeds of any of the foregoing pursuant to this Article II shall be treated as a sale and purchase by the Trust and not a loan or a pledge to secure a loan. If for any reason and for any purpose whatsoever such transfer is deemed to be a loan or a pledge to secure a loan, the parties intend that the Trust Agreement shall be a security agreement pursuant to which there shall be deemed to have been granted by the Depositor to the Trustee, for the benefit of the Certificateholders, a security interest in all of the Depositor's right, title and interest in the Securities, the Swap Agreement and all proceeds of any of the foregoing, subject to a prior security interest in favor of the Swap Counterparty pursuant to the Swap Agreement and to any obligation of the Trust to pay Extraordinary Trust Expenses pursuant to Section 10.05(c). If the Trust terminates prior to the satisfaction of the claims of any Certificateholder under any Certificate, the security interest created hereby shall continue in full force and effect and the Trustee shall be deemed to be the collateral agent for the benefit of such Certificateholder, subject to the prior security interest of the Swap Counterparty under the Swap Agreement and to any obligation of the Trust to pay Extraordinary Trust Expenses pursuant to
Section 10.05(c).

         SECTION 2.05. Representations and Warranties of the Depositor

         (a) The Depositor represents and warrants to the Trustee that, as of the Closing Date or as of such other date specified in the Trust Agreement:

                  (i) the Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware;

                  (ii) to the Depositor's knowledge after due inquiry, the Depositor has full power and authority to enter into and consummate all transactions contemplated by the Trust Agreement, has duly authorized the execution, delivery and performance of the Trust Agreement and has duly executed and delivered the Trust Agreement. The Trust Agreement, upon its execution and delivery thereof by the Depositor and assuming the due authorization, execution and delivery thereof by the Trustee, will constitute a valid, legal and binding obligation of the Depositor, enforceable against it in accordance with the terms thereof, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

                  (iii) the execution and delivery of the Trust Agreement by the Depositor and its performance of and compliance with the terms thereof will not violate the Depositor's certificate of incorporation or by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach or acceleration of, any material contract, agreement or other instrument to which the Depositor is a party or by which the Depositor is bound or to which the Depositor or any of its assets is subject;

                  (iv) to the Depositor's knowledge after due inquiry, the Depositor is not in violation, and the execution and delivery of the Trust Agreement by the Depositor and its performance and compliance with the terms thereof will not constitute a violation, of any order or decree of any court or any order or regulation of any Federal, State, municipal or governmental agency having jurisdiction over the Depositor or its properties, which violation would reasonably be expected to have a material and adverse effect on the duties and obligations of the Depositor under the Trust Agreement; and

                  (v) to the Depositor's knowledge after due inquiry, there are no liens or encumbrances on the Securities immediately prior to the time of transfer, except those created by the Trust Agreement.

         It is understood and agreed that the representations and warranties of the Depositor in this paragraph (a) shall survive delivery of the respective documents to the

Trustee and shall inure to the benefit of the Trustee on behalf of the Certificateholders notwithstanding any restrictive or qualified endorsement or assignment.

         (b) Upon discovery or receipt of notice by the Depositor that any representations and warranties of the Depositor in paragraph (a) above is inaccurate in any material respect, the Depositor shall (i) promptly notify the Trustee thereof and (ii) if such inaccuracy, or the facts or circumstances to which such inaccuracy relates, materially and adversely affects or affect the rights of the Certificateholders to receive distributions under the Trust Agreement when due and payable, promptly notify the Rating Agencies thereof. The Depositor shall take such steps as may be required to ensure that the relevant representation and warranty becomes accurate in all material respects within two Business Days from the earlier of discovery or receipt of notice by it of such inaccuracy.

         SECTION 2.06. Agreement to Execute, Authenticate and Deliver
Certificates

         The Trustee shall, concurrently with the transfer to and receipt by it of the Securities and any Swap Guarantee and delivery to it by the Depositor of the executed Trust Agreement and by the Swap Counterparty of the executed Swap Agreement, and in exchange therefor, cause to be executed, authenticated and delivered to or upon the order of the Depositor, Certificates duly executed and authenticated by or on behalf of the Trustee in authorized denominations evidencing ownership of the entire Trust Property, all in accordance with
Section 5.02.

         SECTION 2.07. Issuance of Additional Certificates.

         (a) If the Terms Schedule specifies that "Issuance of Additional Certificates" applies, the Depositor may at any time, subject to paragraph (b) below and upon no less than five days' prior notice to the Trustee, deposit additional Securities into the Trust. In exchange for such additional Securities, the Depositor shall receive additional Certificates of the relevant Class in an aggregate principal or notional amount equal to the product of (i) the Principal Balance (or Notional Amount, as applicable) of such Class as of the Closing Date multiplied by (ii) the ratio of (A) the aggregate principal amount of additional Securities then deposited into the Trust to (B) the aggregate principal amount of Securities deposited into the Trust on the Closing Date; provided that the aggregate principal or notional amount of any such additional issuance of Certificates shall be in the minimum denominations specified in the Terms Schedule. Any such additional Securities shall be deposited, and any such additional Certificates shall be issued, with accrued interest thereon from the Closing Date. Upon any such deposit of additional Securities and issuance of additional Certificate, (i) the additional Securities shall constitute a part of the Trust Property, (ii) the additional Certificates shall represent undivided fractional interests in the Trust Property entitled to the same rights and subject to the same provisions as all previously issued Certificates of the same Class and (iii) the Principal Balance (or Notional Amount, as applicable) of such Class shall include such additional Certificates. The provisions of Articles II and V relating to deposit of Securities and issuance of Certificates shall apply mutatis mutandis to any such deposit of additional Securities and issuance of additional Certificates.

         (b) Any deposit of additional Securities and issuance of additional Certificates of any Class pursuant to paragraph (a) above shall be subject to:
(i) a corresponding increase in any rights the Trust may have under the Swap Agreement, any Swap Guarantee and the Credit Support, in each case with respect to such Class, which increase may be effected by amendments to the existing Swap Agreement, Swap Guarantee and Credit Support documentation or by the execution of one or more additional Swap Agreements, Swap Guarantees and Credit Support documents in substantially the same form as the existing Swap Agreement, Swap Guarantee and Credit Support document, as the case may be; and (ii) satisfaction of the Rating Agency Condition. Notwithstanding the foregoing, the Trust shall not, except with the consent of all Certificateholders, issue any additional Certificates if such issuance would alter the classification of the Trust for U.S. federal income tax purposes

                                   ARTICLE III

               Trust Powers; Administration of the Trust Property

         SECTION 3.01. Trust Property

         (a) The "Trust Property" of the Trust shall consist of: (i) the Securities and all payments on or collections in respect of the Securities due after the Cut-off Date; (ii) all Permitted Investments and all funds from time to time on deposit in the Certificate Account; (iii) all the right, title and interest of the Trustee in, to and under the Credit Support; (iv) all the right, title and interest of the Trustee in, to and under the Swap Agreement and any Swap Guarantee; and (v) any other asset described in the Terms Schedule as constituting a portion of the Trust Property, in each case of clauses (i) through (v) exclusive of any Retained Interest.

         (b) The Trust Property of the Trust shall not constitute trust property of any other Trust. The holders of all Certificates together shall have an equal and ratable undivided ownership interest in the Trust Property; provided that the Terms Schedule may specify that certain assets constituting a part of the Trust Property may be beneficially owned solely by or deposited solely for the benefit of one Class or a group of Classes within the Series. In such event, the other Classes of the Series shall not possess any beneficial ownership interest in those specified assets constituting a part of the Trust Property.

         SECTION 3.02. Administration of the Trust

         (a) The Trustee shall administer the Trust Property for the benefit of the Certificateholders. The duties of the Trustee shall be performed in accordance with applicable local, State and Federal law.

         (b) Subject to Article X, the Trustee is authorized to perform, and from time to time hereafter shall perform, only those acts which are described in the Trust Agreement as obligations of the Trustee. Notwithstanding the generality of the foregoing, the Trustee is hereby specifically authorized and directed to do the following on behalf of the Trust: (i) accept delivery of the Securities; (ii) accept, or execute and deliver, as applicable, any documentation relating to the Credit Support; (iii) execute and deliver any documentation relating to the Call Right, (iv) execute and deliver, and perform its obligations and exercise its rights under, the Swap Agreement; (v) accept, and exercise its rights under, any Swap Guarantee; (vi) issue Certificate Documents and establish and maintain the Certificate Account; (vii) pledge the assets of the Trust (including the Securities) to secure obligations of the Trust, including obligations under the Swap Agreement; (viii) sell Securities through the Selling Agent in accordance with Section 9.03; (ix) make Permitted Investments pursuant to Section 3.05; and (x) liquidate the Trust pursuant to
Article IX and make distributions pursuant to Article IV.

         (c) Notwithstanding anything to the contrary herein, the Trust shall not engage in any business or activities other than receiving and holding the Securities and any Credit Support or other Trust Property, accepting, or executing and delivering, any documentation relating to the Credit Support, executing and delivering any documentation relating to the Call Right, entering into the Swap Agreement, accepting the benefits of, and making demands and exercising its rights, under any Swap Guarantee, issuing Certificate Documents, making Permitted Investments in accordance with Section 3.05 and engaging in any business activities related or incidental to the foregoing. In no event shall the Trust engage in any business or activity which would cause it to be or become an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act, or to be or become a closed-end investment company required to be registered, but not so registered, under the Investment Company Act.

         (d) The Trustee shall not transfer, assign, pledge, sell, set-off, or otherwise dispose of, the Securities, the Swap Agreement, any Swap Guarantee, the Credit Support or other Trust Property, or any interest therein, to any Person or Persons, except (i) to a successor trustee in accordance with Section 10.08, (ii) through the Selling Agent in accordance with Section 9.03, (iii) in accordance with Section 10.02(a)(ix), (iv) as required under the Swap Agreement or (v) as otherwise expressly permitted hereunder. This paragraph (d) shall not be construed to prohibit transfers of the Certificates.

         (e) The Trustee shall have the legal power to exercise all of the rights, powers and privileges of holders of the Securities, subject to the other provisions of this Section 3.02, Article X and the other provisions hereof. Except as specifically provided in Section 8.01 or elsewhere in the Trust Agreement or in the TIA, neither the Trustee nor the Depositor shall be under any obligation whatsoever to appear in, prosecute or defend any Proceeding in respect of the Securities.

         (f) Except for actions expressly authorized by the Trust Agreement, the Trustee shall not take any actions that are reasonably likely to (nor fail to take any actions, if such failure would be reasonably likely to) (i) impair the interests of the Trust in the Securities, the Swap Agreement, any Swap Guarantee, the Credit Support, or any other Trust Property, (ii) impair the value of the Securities, the Credit Support, the Swap Agreement, any Swap Guarantee or any other Trust Property, (iii) alter the classification of the Trust for U.S. federal income tax purposes or (iv) impair the Trust's ability to rely upon Rule 3a-7 under the Investment Company Act for exemption from status as an investment company thereunder.

         (g) Except as expressly provided in the Trust Agreement, the Trustee shall have no power to vary the corpus of the Trust Property, whether by (i) accepting any substitute obligation or asset for any Security or any Credit Support (except in connection with any exchange of, or substitution for, any Securities approved in accordance with Section 7.01(c)), (ii) entering into any amendment or modification of the Securities or the Swap Agreement, (iii) accepting any substitute guarantee for any Swap Guarantee, (iv) adding any other investment, obligation or security to the Trust Property, (v) withdrawing from the Trust Property any Securities or Credit Support, (vi) terminating the Swap Agreement other than in accordance with its terms or (vii) rejecting or otherwise failing to accept the continuing benefits of any Swap Guarantee.

         SECTION 3.03. Collection of Certain Payments

         The Trustee shall make reasonable efforts to collect all payments required to be made pursuant to the terms of the Securities in a manner consistent with the terms of the Trust Agreement, the Securities, the Swap Agreement and any Swap Guarantee, as applicable. In engaging in such activities, the Trustee shall follow or cause to be followed collection procedures in accordance with the terms of the Trust Agreement, the Securities, the Swap Agreement and any Swap Guarantee, as applicable.

         SECTION 3.04. Certificate Account

         (a) The Trustee shall establish and maintain one or more Eligible Accounts (collectively, the "Certificate Account"), held in trust for the benefit of the Certificateholders, subject to the prior security interest of the Swap Counterparty under the Swap Agreement and to any obligation of the Trust to pay Extraordinary Trust Expenses pursuant to Section 10.05(c). The Trustee, on behalf of the Certificateholders, shall possess all right, title and interest in all funds from time to time on deposit in the Certificate Account and in all proceeds thereof, subject to the prior security interest of the Swap Counterparty pursuant to the Swap Agreement and to any obligation of the Trust to pay Extraordinary Trust Expenses pursuant to Section 10.05(c). The Certificate Account shall be under the sole dominion and control of the Trustee. The Trustee shall deposit or cause to be deposited in the Certificate Account all amounts collected with respect to the Securities, the Swap Agreement and any Swap Guarantee, including:

                  (i) all payments received by the Trustee on account of principal of the Securities;

                  (ii) all payments received by the Trustee on account of interest (if any) on the Securities;

                  (iii) all payments received by the Trustee on account of premium (if any) on the Securities;

                  (iv) all payments received by the Trustee in connection with the consummation of any exchange of, substitution or tender for, or consent solicitation relating to, any Securities approved in accordance with Section 7.01(c);

                  (v) all payments received by the Trustee on account of the Credit Support;

                  (vi) all Swap Amounts and all other payments (if any) received by the Trustee on account of the Swap Agreement;

                  (vii) all payments received by the Trustee on account of any Swap Guarantee;

                  (viii) the Principal Balance, if applicable;

                  (ix) all payments in the nature of prepayment or redemption penalties, late payment charges or assumption fees which may be received by the Trustee;

                  (x) all payments held in trust pursuant to the second sentence of Section 11.01(c); and

                  (xi) any portion of the net proceeds of any sale made pursuant to Section 5.13(b) not paid to a Certificateholder pursuant to such Section.

         (b) If at any time a formerly Eligible Account constituting a part of the Certificate Account no longer satisfies the requirements for Eligible Accounts, the Trustee shall, no later than the fifth Business Day after the day of such occurrence or prior to the next succeeding Distribution Date, whichever occurs earlier, establish a new Account meeting such requirements and transfer any cash and investments on deposit in the formerly Eligible Account to such new Eligible Account, and from the date of such transfer, such new Eligible Account shall constitute a part of the Certificate Account for all purposes of the Trust Agreement.

         (c) The Trustee shall give notice to the Depositor and the Rating Agencies of the location of each Eligible Account constituting a part of the Certificate Account.

         SECTION 3.05. Investment of Funds in the Accounts

         The Depositor, on behalf of the Trust, shall direct in writing the Trustee or any depositary institution maintaining any Eligible Account constituting a part of the Certificate Account to invest the funds on deposit therein in one or more Permitted Investments bearing interest or sold at a discount, which shall be held to maturity unless payable on demand. If the Depositor does not provide any investment directions to the Trustee, then the Trustee shall invest, or cause to be invested, all funds from time to time on deposit in the Certificate Account in Permitted Investments of a type specified in clause (i) or (v) of the definition thereof upon receipt of such funds; provided that such Permitted Investments shall mature at least one calendar day prior to the next Distribution Date.

         SECTION 3.06. Retained Interest

         The Retained Interest, if any, with respect to any Security or other Trust Property shall initially be held by the Person specified in the Terms Schedule. Unless otherwise specified in the Terms Schedule, a portion corresponding to the Retained Interest, if any, with respect to any Security or other Trust Property (i) shall be deducted by the Trustee from applicable collections in respect of such Security or other Trust Property, (ii) shall not be deposited in the Certificate Account, (iii) shall not constitute a part of the Trust and (iv) shall be distributed to the holder of such Retained Interest.

         SECTION 3.07. Access to Certain Documentation

         The Trustee shall provide to any Federal, State or local regulatory authority with jurisdiction over the Depositor, the Swap Counterparty, the Swap Guarantor or any Certificateholder access to the documentation regarding the Securities, the Swap Agreement and any Swap Guarantee required by applicable laws and regulations. Such access shall be afforded without charge, but only upon reasonable request and during normal business hours at the offices of the Trustee designated by it. In addition, access to the documentation regarding the Securities, the Swap Agreement and any Swap Guarantee shall be provided to the Depositor, the Swap Counterparty, the Swap Guarantor or any Certificateholder upon reasonable request during normal business hours at the offices of the Trustee designated by it, at the expense of the Person requesting such access.

                                   ARTICLE IV

                Distributions to Certificateholders and Reporting

         SECTION 4.01. Distributions

         Unless otherwise specified in the Terms Schedule, on each Distribution Date for the Certificates (including the Scheduled Final Distribution Date), the Trustee shall distribute to each Certificateholder the pro rata portion of the Available Funds as of such date that is allocable to such Certificateholder.

         SECTION 4.02. Reports to Certificateholders

         (a) On each Distribution Date, the Trustee shall provide or cause to be provided to the Depositor and each Certificateholder a statement setting forth:

                  (i) the amounts distributed on such Distribution Date to Certificateholders in respect of, respectively, principal of or interest or premium, if any, on the Certificates;

                  (ii) the applicable Interest Rate;

                  (iii) the aggregate stated principal amount of the Securities as of such Distribution Date and, to the extent that such information has been provided to the Trustee, the interest rate applicable to the Securities for the immediately following Security Accrual Period;

                  (iv) the amounts received by the Trustee in respect of the Securities during the immediately preceding Security Accrual Period;

                  (v) any change in the available amount of each element of Credit Support;

                  (vi) the amounts and the recipients of any payments under the Swap Agreement during the immediately preceding Swap Rate Accrual Period;

                  (vii) if feasible, the new Swap Rate applicable to the immediately following Swap Rate Accrual Period;

                  (viii) the Principal Balance (or Notional Amount, if applicable) at the close of business on the Business Day immediately preceding such Distribution Date;

                  (ix) the current ratings of the Certificates and the Securities, respectively, and the names of the Rating Agencies that assigned such ratings, all to the extent that such information has been provided to the Trustee by the Depositor;

                  (x) the cumulative amount of Extraordinary Trust Expenses, if any, as of such Distribution Date; and

                  (xi) any additional information relevant to the Certificateholders, as specified in the Terms Schedule.

         (b) In the case of information furnished pursuant to clause (a)(i) above, each amount shall be expressed as a Dollar amount (or the equivalent thereof in any other

Specified Currency) per minimum denomination of Certificates or for any other specified portion thereof. Within a reasonable period of time after the end of each calendar year, the Trustee shall furnish to each Person who at any time during such year was a Certificateholder a statement containing the information set forth in clause (a)(i) above, aggregated for such year or the applicable portion thereof during which such Person was a Certificateholder, which statement shall contain sufficient information to enable each Certificateholder to calculate its U.S. Federal income tax liability with respect to the Certificates. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information has been provided by the Trustee in accordance with any applicable requirements of the Code.

         (c) At any time when the Trust (or the Depositor on behalf of the Trust) is not subject to Section 13 or 15(d) of the Exchange Act, upon receiving a request by a Certificateholder, or a prospective purchaser from a Certificateholder, for the information required pursuant to Rule 144A(d)(4)(i) under the Securities Act, the Trustee shall promptly notify the Depositor of such request, and the Depositor shall promptly thereafter provide such information to the Trustee, and the Trustee shall forward such information to such Certificateholder or prospective purchaser, as the case may be; provided that, for purposes of this paragraph (c), the information required by Rule 144A(d)(4)(i) shall be as interpreted in Release No. 33-6862, Part D.

         (d) The Trustee shall furnish to Certificateholders as promptly as possible, but in any event within three Business Days from receipt thereof, copies of any and all notices and communications that it receives from the Security Issuer, including notice of any call of Securities by the Security Issuer. The Trustee shall also notify the Certificateholders of any call of Securities by the Swap Counterparty in accordance with the Swap Agreement.

         (e) If so specified in the Terms Schedule, the Trustee shall use reasonable efforts to cause a firm of independent public accountants to furnish to the Trustee, commencing on a date specified in the Terms Schedule and on or before each anniversary of such date, a statement to the effect that such firm has examined certain documents and records relating to the administration of the Trust Property during the immediately preceding 12-month period (or, in the case of the first such report, the period ending on or before the date specified in the Terms Schedule, which date shall not be more than one year after the related Closing Date) and that, on the basis of certain agreed upon procedures considered appropriate under the circumstances, such firm is of the opinion that such administration was conducted in compliance with the terms of the Trust Agreement, except for such exceptions as such firm believes to be immaterial and such other exceptions and qualifications as shall be set forth in such report.

         If so specified in the Terms Schedule, the Trustee shall furnish to the Depositor, upon written request by the Depositor, on or before a specified date in each year, an annual statement signed by one or more Responsible Officers of the Trustee to the effect that the Trustee has fulfilled its obligations under the Trust Agreement during the immediately preceding 12-month period with respect to the Certificates.

         Copies of the annual accountants' statement and the statement of officers of the Trustee, in each case if applicable, may be obtained by Certificateholders without charge upon written request to the Trustee.

         (f) Promptly upon receiving any notice of the exercise of the Call Right, if any, with respect to the Certificates by a Person entitled to exercise the Call Right, but in any event within three Business Days from receipt thereof, the Trustee shall provide notice thereof as specified in the Terms Schedule.

         (g) The Trustee shall transmit to Certificateholders such reports concerning the Trustee and its actions under the Trust Agreement as may be required pursuant to the TIA at the times and in the manner provided therein. A copy of any such report shall, at the time of such transmission to Certificateholders, be filed by the Trustee with each stock exchange on which the Certificates are then listed, with the Commission and with the Depositor. The Depositor shall notify the Trustee when the Certificates are listed on any stock exchange.

         SECTION 4.03. Calculation of Interest Rates

         Unless otherwise specified in the Terms Schedule, the Interest Rate shall be the rate applicable to payments received by the Trust under the Securities or the Swap Agreement (as determined by the Swap Calculation Agent), as applicable. If the Terms Schedule specifies a Calculation Agent, such Calculation Agent shall calculate the Interest Rate applicable to the Certificates from time to time in the manner specified in the Terms Schedule. All calculations by the Calculation Agent hereunder shall, in the absence of manifest error, be conclusive for all purposes and binding on Certificateholders. Each of the protections, releases, indemnities and other terms applicable to the Trustee under Sections 10.01, 10.02, 10.03 and 10.05 shall apply, mutatis mutandis, to the Calculation Agent in connection with its actions as such.

         SECTION 4.04. Compliance with Tax Reporting and Withholding
Requirements

         Unless otherwise specified in the Terms Schedule, the Trustee shall file or cause to be filed, within the time limits established by law, Federal and State income tax returns and information statements as a grantor trust for each of the Trust's taxable years. The Trust's taxable year shall be the calendar year. Notwithstanding any other provision of the Trust Agreement to the contrary, the Trustee shall comply with all Federal withholding requirements regarding distributions to, or receipts of amounts on behalf of, Certificateholders that the Trustee reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for any such withholding. In the event that the Trustee withholds any amount from interest or original issue discount distributions to any Certificateholder pursuant to Federal withholding requirements, the

Trustee shall indicate in the statement required to be provided to such Certificateholder pursuant to Section 4.02(b) the amount so withheld.

         SECTION 4.05. Preservation of Information, Communications to Holders

         (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Registered Certificateholders contained in the most recent list furnished to the Trustee and the names and addresses of Registered Certificateholders received by the Trustee in its capacity as Certificate Registrar. The Trustee may destroy any list furnished to it as provided upon receipt of a new list.

         (b) Certificateholders shall have the right to communicate pursuant to TIA Section 312(b) with other Certificateholders with respect to their rights under this Agreement or under the Certificates.

         (c) Irrespective of whether the TIA shall apply to this Agreement, the Depositor, the Trustee, the Paying Agent and the Certificate Registrar shall have the benefit of protections equivalent to those provided by TIA Section 312(c).

                                    ARTICLE V

                                The Certificates

         SECTION 5.01. The Certificates

         (a) The Certificates shall be represented by one or more Certificate Documents in the denominations specified in the Terms Schedule; provided that, unless provided otherwise in the Trust Terms Agreement, all Certificates denominated in Dollars shall be issued in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof. No interests in the Trust other than the Certificates shall be issued, except in accordance with Section 5.05.

         (b) Each Series may be limited to a single class, or, if so specified in the Terms Schedule, may include two or more Classes differing as to entitlement to distributions of principal, interest or premium, and one or more Classes may be subordinated in certain respects to other Classes of the same Series with respect to the allocation of losses arising from any defaults with respect to the Trust Property. All Certificates of a particular Class shall be identical in all respects, except for the denominations thereof.

         (c) Unless otherwise specified in the Terms Schedule, all Certificates of a particular Series (or, if more than one Class exists within the same Series, any particular Class within such Series) will, upon issuance, be represented by one or more Global Certificates that will be deposited with, or on behalf of, the Depositary. Global Certificates may be issued as either Registered Certificates or Bearer Certificates and in either temporary or permanent form. Global Certificates representing Registered

Certificates shall be registered in the name of a nominee of the Depositary, and shall clear and settle in book-entry form only through the facilities of one or more Depositaries.

         (d) In the case of Certificates represented by Global Certificates, if the Depositary has notified the Depositor that it is unwilling or unable to continue as Depositary and a successor Depositary is not appointed by the Depositor within 30 days from such notification, the Trustee shall issue individual definitive Certificates in exchange for such Global Certificates. In addition, the Depositor may at any time and in its sole discretion determine not to have any Certificates represented by Global Certificates and may request the Trustee, and the Trustee upon receiving such request shall, issue individual definitive Certificates in exchange for such Global Certificates. Further, if specified in the Terms Schedule, an owner of a beneficial interest in one or more Global Certificates may, on terms acceptable to the Depositor and the Depositary, receive individual definitive Certificates in exchange for such beneficial interest. In each of the foregoing circumstances, each owner of a beneficial interest in a Global Certificate shall be entitled (i) to receive individual definitive Certificates of the same Class as those represented by such Global Certificate equal to such owner's pro rata share of the Principal Balance (or Notional Amount, as applicable) and (ii) to have such definitive Certificates registered in its name (if the Certificates are issuable as Registered Certificates) . Individual definitive Certificates will be issued (x) in the case of Registered Certificates, in denominations of $1,000 and integral multiples of $1,000 in excess thereof (unless otherwise specified in the Terms Schedule), (y) in the case of Bearer Certificates, in the denomination or denominations specified in the Terms Schedule and (z) in the case of Certificates that are issuable in either form, as Registered Certificates or Bearer Certificates.

         SECTION 5.02. Execution, Authentication and Delivery

         (a) The Certificates shall be executed on behalf of the Trust by a Responsible Officer of the Trustee. The signature of such officer may be manual or in facsimile form. Certificates bearing the manual or facsimile signature of individuals who were at any time the proper officers of the Trustee shall be binding, notwithstanding the fact that such individuals or any of them may have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates.

         (b) The Trustee shall authenticate the Certificates; provided that the Trustee shall not be obligated to authenticate any Certificates to the extent that the issuance thereof would adversely affect the Trustee's own rights, duties or immunities under the Trust Agreement.

         (c) Each Certificate shall be dated as of the date of its authentication.

         (d) No Certificate shall be entitled to any benefit under the Trust Agreement or be valid or obligatory for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form set forth in Exhibit B hereto, executed manually by one of the Responsible Officers of the Trustee, except as provided otherwise in Section 5.11(e). Such certificate of authentication shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered under the Trust Agreement and is entitled to the benefits of the Trust Agreement. Notwithstanding the foregoing, if any Certificate has been authenticated and delivered hereunder but never issued and sold by or on behalf of the Trust, and such Certificate is delivered by or on behalf of the Trust to the Trustee for cancellation pursuant to Section 5.08, for all purposes of the Trust Agreement such Certificate shall be deemed never to have been authenticated and delivered and shall never be entitled to the benefits of the Trust Agreement.

         SECTION 5.03. Temporary Certificates

         Pending the preparation of definitive Certificates of any Series, the Trustee shall cause one of its Responsible Officers to execute, authenticate and deliver temporary Certificates of such Series, substantially in the form of the definitive Certificates in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as such Responsible Officer may determine, as evidenced by the execution of such Certificates by such Responsible Officer.

         If temporary Certificates of any Series are issued, the Trustee shall cause definitive Certificates of such Series to be prepared without unreasonable delay. After the preparation of definitive Certificates of such Series, the temporary Certificates of such Series shall be exchangeable (subject to Section 5.12(b), if applicable) for definitive Certificates of such Series upon surrender of the temporary Certificates of such Series at the office or agency maintained by the Trustee for such purpose, without charge to the holder thereof. Upon surrender for cancellation of any temporary Certificates of any Series, the Trustee shall cause one of its Responsible Officers to execute, authenticate and deliver one or more definitive Certificates of such Series of any authorized denomination or denominations of like tenor and equal to the same share of the Principal Balance (or Notional Amount, as applicable). Until so exchanged, the temporary Certificates of any Series shall in all respects be entitled to the same benefits under the Trust Agreement as definitive Securities of such Series.

         SECTION 5.04. Registration; Registration of Transfer and Exchange

         (a) The Trustee shall cause to be kept at its Corporate Trust Office a register for Registered Certificates (the registers maintained in such office and in any other office or agency of the Trustee from which distributions are made are collectively referred to as the "Certificate Register") in which, subject to such reasonable regulations as it may prescribe, a transfer agent and registrar (which may be the Trustee) (the "Certificate Registrar") shall provide for the registration of Registered Certificates and of transfers and exchanges thereof. The Trustee shall have the right to rely upon a certificate executed on behalf of the Certificate Registrar by one or more of its Responsible Officers as to the names and addresses of the holders of Registered Certificates and the share of the Principal Balance (or Notional Amount, as applicable) thereof held by each such holder.

         The Trustee is initially appointed as Certificate Registrar for purposes of registering Registered Certificates and transfers and exchanges thereof as herein provided and shall remain Certificate Registrar for such purposes until the earliest to occur of (i) the appointment by the Depositor of a different Certificate Registrar, (ii) the resignation or termination of the Trustee and appointment of a successor trustee in accordance with Section 10.08, in which case such successor trustee shall be deemed to be appointed as Certificate Registrar, and (iii) the termination of the Trust and discharge of the Trustee's obligations under the Trust Agreement in accordance with the applicable terms of Articles IX and XI; provided, however, that the Trustee may appoint one or more co-Certificate Registrars. Upon the resignation of any Certificate Registrar appointed by the Depositor pursuant to clause (i) of the immediately preceding sentence, the Trustee shall promptly assume the duties of Certificate Registrar. Upon (i) the appointment by the Depositor of a Person other than the Trustee as Certificate Registrar, (ii) the appointment of any co-Certificate Registrar or (iii) any change in the identity of the Certificate Registrar or any co-Certificate Registrar, the Depositor shall, within three Business Days from such occurrence, give notice thereof to the Trustee and the Rating Agencies, which notice shall also specify the location, and any change in the location, of the Certificate Register.

         (b) Upon surrender for registration of transfer of any Registered Certificate at the office or agency of the Trustee, if the requirements of
Section 8-401(1) of the UCC are met to the Trustee's satisfaction, and subject to the transfer restrictions set forth in Section 5.12, the Trustee shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Registered Certificates of any authorized denominations, of like tenor and equal to the same share of the Principal Balance (or Notional Amount, as applicable). All transfers of Registered Certificates are subject to the approval of the Trustee, and the Trustee shall not approve any transfer of Registered Certificates if such transfer would violate any provision of the Trust Agreement.

         At the option of the holder of any Registered Certificate, such Certificate may be exchanged for one or more other Registered Certificates of any authorized denomination or denominations of like tenor and equal to the same share of the Principal Balance (or Notional Amount, as applicable) upon surrender of the Registered Certificate to be exchanged at the office or agency of the Trustee maintained for such purpose. Whenever any Registered Certificates are so surrendered for exchange, the Trustee shall execute, authenticate and deliver the Registered Certificates that the exchanging holder is entitled to receive.

         All Registered Certificates issued upon registration of any transfer or exchange of Registered Certificates shall constitute complete and indefeasible evidence of ownership in the Trust Property and be entitled to the same benefits under the Trust Agreement as the Registered Certificates surrendered upon such registration of transfer or exchange.

         (c) Each Registered Certificate presented or surrendered for registration of transfer or exchange shall (if so required by the Trustee or the Certificate Registrar) (i) be duly endorsed, or be accompanied by a written instrument of transfer in a form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder thereof or such holder's attorney duly authorized in writing, which signature shall be guaranteed by a commercial bank or trust company or by a member firm of a national securities exchange, and (ii) be accompanied by such other documents as the Trustee may require.

         (d) No service charge shall be imposed on a Certificateholder for any registration of transfer or exchange of Registered Certificates, but the Trustee may require payment by the Holders of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange, except in the case of any exchange pursuant to Section 5.01(d), 5.03, 5.12(a)(ii) or 5.13(a).

         SECTION 5.05. Mutilated, Destroyed, Lost and Stolen Certificates

         If (i) any mutilated Certificate is presented to the Depositor or the Trustee or (ii) the Depositor and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Certificate, and the Depositor and the Trustee receive such security or indemnity as they may require to save each of them and any Paying Agent harmless, and neither the Depositor nor the Trustee receives notice that such Certificate has been acquired by a bona fide purchaser, then, in each case, the Trustee shall cause one of its Responsible Officers to execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and equal to the same share of the Principal Balance (or Notional Amount, as applicable), bearing a number not contemporaneously Outstanding, so that neither gain nor loss in interest shall result from such exchange or substitution.

         Upon the issuance of any new Certificate under this Section 5.05, the Trustee may require the payment by the Person that will become the holder of such Certificate of a sum sufficient to cover any tax or other governmental charge that may be imposed with respect thereto and any other expenses (including the fees and expenses of the Trustee) in connection therewith.

         Each new Certificate issued pursuant to this Section 5.05 shall constitute complete and indefeasible evidence of a beneficial ownership interest in the Trust Property, whether or not the destroyed, lost or stolen Certificate shall at any time be enforceable by anyone, and shall be entitled to all the benefits of the Trust Agreement equally and proportionately with any and all other Certificates duly issued thereunder.

         The terms of this Section 5.05 are exclusive and shall preclude (to the extent permitted by applicable law) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Certificates.

         SECTION 5.06. Distributions in Respect of Certificates

         (a) Any amount in respect of a Registered Certificate that is payable and is punctually paid or duly provided for on any Distribution Date or any other date shall be distributed to the Person in whose name such Registered Certificate (or one or more Predecessor Certificates) is registered at the close of business on the related Record Date, notwithstanding any cancellation of such Registered Certificate upon any transfer or exchange subsequent to such Record Date. Distributions on Registered Certificates shall be made, in accordance with arrangements satisfactory to the Trustee, by wire transfer to an account designated in writing by the Person entitled to receive such Distributions, or, in the case of distributions of Securities in kind, by delivery of such Securities to any DTC or other Depositary account designated in writing by such Person, or, if such arrangements with respect to any Person are not so made no later than 15 calendar days prior to the applicable Distribution Date, at the Corporate Trust Office (with respect to the final distribution and distributions in kind of Securities) or by check mailed to the address of the Person entitled thereto as such address appears in the Certificate Register.

         (b) Unless otherwise specified in the Terms Schedule, subject to
Section 5.12 and to applicable law, any amount in respect of a Bearer Certificate that is punctually paid or duly provided for on any Distribution Date or any other date shall be payable only upon surrender of the applicable coupons or Certificates, as the case may be, and at such offices or agencies outside the United States as the Trustee may from time to time designate.

         (c) Subject to paragraphs (a) and (b) above, each Certificate delivered under the Trust Agreement upon transfer of or in exchange for or in lieu of any other Certificate shall carry the rights to amounts to be distributed that are accrued and undistributed, and to accrue, that were carried by such other Certificate.

         SECTION 5.07. Persons Deemed Owners

         The Depositor and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name any Registered Certificate is registered as the owner of such Certificate on the relevant Record Date for the purpose of receiving distributions of principal of, and any premium and any interest on, such Certificate and for all other purposes whatsoever, whether or not such Certificate is overdue, and neither the Depositor, the Trustee, nor any agent of the Depositor or the Trustee shall be affected by notice to the contrary. All distributions made to any such Person, or upon the order of such Person, shall be valid, and, to the extent of the sum or sums paid, effectual to satisfy and discharge the liability for moneys distributable in respect of such Certificate.

         SECTION 5.08. Cancellation

         All Certificates surrendered for payment, redemption or registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly canceled by it. Any Certificates previously authenticated and delivered under the Trust Agreement
(i) which may have been acquired on behalf of the Trust or (ii) which have not been issued and sold on behalf of the Trust, may be delivered on behalf of the Trust to the Trustee (or to any other Person for delivery to the Trustee) for cancellation, and all Certificates so delivered shall be promptly canceled by the Trustee. No Certificates shall be authenticated in lieu of or in exchange for any Certificates surrendered as provided in this Section 5.08, except as expressly permitted by the Trust Agreement.

         SECTION 5.09. Currency of Distributions in Respect of Certificates; Redenomination

         (a) Except as provided in (b) below, distributions of the principal of, or any premium or any interest on, Certificates shall be made in the Specified Currency.

         (b) Unless otherwise provided in the Terms Schedule, if distributions in respect of a Certificate are required to be made in a Specified Currency other than Dollars, and such currency is unavailable due to the imposition of exchange controls or other circumstances beyond the control of the Depositor, the Trust and their respective Affiliates, or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions of or within the international banking community, then all distributions in respect of such Certificate shall be made at a time and in a manner determined by the Exchange Rate Agent in its sole discretion, which may be in the Specified Currency at such reasonable time as such currency is again available or so used, or in such other currency and at such rates as the Exchange Rate Agent may determine.

         Each of the protections, releases, indemnities and other terms applicable to the Trustee under Sections 10.01, 10.02, 10.03 and 10.05 shall apply, mutatis mutandis, to the Exchange Rate Agent in connection with its actions as Exchange Rate Agent for the Trust.

         SECTION 5.10. Appointment of Paying Agent

         (a) The Trustee may appoint one or more paying agents (each, a "Paying Agent") with respect to the Certificates, and shall appoint at least one Paying Agent outside the United States in respect of payments to be made on any Bearer Certificates. Any such Paying Agent shall be authorized to make distributions to Certificateholders pursuant to the Trust Agreement and shall report the amounts of such distributions to the Trustee. The Trustee may remove the Paying Agent if the Trustee determines in its sole discretion that the Paying Agent has failed to perform its obligations under the Trust Agreement in any material respect or if the Paying Agent fails to satisfy the eligibility requirements set forth in paragraph (b) below. The Paying Agent shall initially be the Trustee and any co-Paying Agent selected by the Depositor and acceptable to the Trustee. Any Paying Agent shall be permitted to resign as Paying Agent upon at least 30 days' prior written notice to the Trustee. In the event that the Trustee is no longer the Paying Agent, the Trustee shall appoint a successor or additional Paying Agent. The Trustee shall cause each such Paying Agent to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee that it will hold any and all sums held by it for distribution to the Certificateholders in an Eligible Account in trust for the benefit of the Certificateholders entitled thereto until such sums are distributed to such Certificateholders. The Paying Agent shall return all unclaimed funds to the Trustee within two years from the time such funds were first eligible to be claimed and, in the event of its removal by the Trustee, shall promptly return all funds in its possession to the Trustee.

         (b) The Paying Agent shall at all times be a corporation or an association, the combined capital and surplus of which is at least $50,000,000 and the long-term debt obligations of which are rated in one of the four highest categories assigned to long-term debt obligations by each of the Rating Agencies, and which is subject to supervision or examination by Federal or State authorities. If such corporation or association publishes reports of conditions at least annually, the combined capital and surplus of such corporation or association at any time shall be deemed to be its combined capital and surplus as set forth in its most recent report of conditions so published. In the event that the Paying Agent at any time ceases to be eligible in accordance with the terms of this paragraph (b), the Paying Agent shall promptly return all funds then in its possession to the Trustee and then resign immediately. Upon such resignation, the Trustee shall act as Paying Agent until the appointment of a successor Paying Agent in accordance with paragraph (a) above.

         (c) The Trustee shall pay to each Paying Agent from time to time reasonable compensation for its services under this Section 5.10.

         (d)      The provisions of Sections 10.01, 10.02, 10.03, 10.05 and
10.06 shall apply to the Trustee also in its role as Paying Agent, if and for so long as the Trustee acts as Paying Agent in accordance with this Section 5.10.

         (e) Any reference in the Trust Agreement to the Paying Agent shall include any co-Paying Agent, unless the context requires otherwise.

         (f) Any funds returned by the Paying Agent to the Trustee pursuant to the last sentence of paragraph (a) or the penultimate sentence of paragraph
(b) above shall be set aside and held in trust by the Trustee for the benefit of the Certificateholders entitled to such funds.

         SECTION 5.11. Authenticating Agent

         (a) The Trustee may appoint one or more Authenticating Agents (each, an "Authenticating Agent") with respect to the Certificates, each of which shall be authorized to act on behalf of the Trustee in authenticating Certificates in connection with the issuance, delivery and registration of transfer or exchange thereof. Whenever reference is made in the Trust Agreement to the authentication of Certificates by the Trustee or the Trustee's certificate of any authentication, such reference shall be deemed to include any authentication on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent must be acceptable to the Depositor.

         (b) Any institution succeeding to the corporate agency business of any Authenticating Agent shall be an Authenticating Agent without the execution or filing of any power or any further act on the part of the Trustee or such institution. An Authenticating Agent may at any time resign by giving notice of resignation to the Trustee and the Depositor. The Trustee may at any time terminate the agency of an Authenticating Agent by giving a notice of termination to such Authenticating Agent and the Depositor. Upon receiving such a notice of resignation or giving such a notice of termination, or in the event that at any time an Authenticating Agent shall cease to be acceptable to the Trustee or the Depositor, as the case may be, the Trustee shall act as Authenticating Agent until the appointment of a successor Authenticating Agent in accordance with paragraph (a) above.

         (c) The Trustee shall pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section 5.11.

         (d)      The provisions of Sections 10.01, 10.02, 10.03, 10.05 and
10.06 shall apply to the Trustee also in its role as Authenticating Agent if and for so long as the Trustee acts as Authenticating Agent in accordance with this
Section 5.11.

         (e) If an Authenticating Agent (other than the Trustee) is appointed pursuant to this Section 5.11, the Certificates may have endorsed thereon, in lieu of the Trustee's certificate of authentication pursuant to
Section 5.02(d), an alternate certificate of authentication in substantially the following form:

         This is one of the Certificates referred to in the within-mentioned Trust Agreement.


                      -----------------------------
                      as Authenticating Agent for
                      the Trustee

                  By:
                      ------------------------------
                      Authorized Signatory

         SECTION 5.12. Issuance and Transfer Restrictions

         (a) If the Terms Schedule specifies that the Certificates shall be Registered Certificates that are Book-Entry Certificates:

                  (i) Such Certificates shall be represented by one or more Global Certificates registered in the name of a Depositary or its nominee;

                  (ii) Unless otherwise provided in the Certificates or the Terms Schedule, any Global Certificate representing such Certificates shall be exchangeable for Certificate Documents registered in the name of Persons other than the Depositary or its nominee only if (A) the Depositary is no longer willing or able to act as a depositary and the Trustee is unable to locate a qualified successor Depository within 30 days or (B) a Trust Wind-Up Event has occurred and be continuing. Upon any such exchange, the Trustee shall register such Certificate Documents in the name of, and cause such Certificate Documents to be delivered to, such other Persons; and

                  (iii) Any Global Certificate representing such Certificates shall bear a legend in substantially the following form:

                           "THIS CERTIFICATE IS A GLOBAL CERTIFICATE WITHIN THE
                  MEANING OF THE TRUST AGREEMENT HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS CERTIFICATE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A CERTIFICATE REGISTERED, AND NO TRANSFER OF THIS CERTIFICATE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE TRUST AGREEMENT."

         (b) If the Terms Schedule specifies that the Certificates shall be Bearer Certificates:

                  (i) The Underwriting Agreement with respect to such Certificates shall provide that, in connection with the original issuance of such Certificates and during the period ending 40 days after such issuance, the Underwriter or

         Underwriters thereunder shall not offer, sell or deliver such Certificates, directly or indirectly, to a U.S. Person or to any Person within the United States, except to the extent permitted under U.S. Treasury regulations;

                  (ii) Such Certificates shall bear a legend to the following effect.

                           "ANY U.S. PERSON WHO HOLDS THIS OBLIGATION SHALL BE
                  SUBJECT TO LIMITATIONS UNDER U.S. INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(J) AND 1287(A) OF THE INTERNAL REVENUE CODE."; and

                  (iii) Pending the availability of a permanent Global Certificate or definitive Bearer Certificates, as the case may be, Certificates that are issuable as Bearer Certificates may initially be represented by a single temporary Global Certificate, without interest coupons, to be deposited with a common depositary in London for Euroclear and Clearstream for credit to the accounts designated by or on behalf of the purchasers thereof. Following the availability of a permanent Global Certificate in bearer form, without coupons attached, or definitive Bearer Certificates, and subject to any further limitations specified in the Terms Schedule, any such temporary Global Certificate shall be exchangeable, in accordance with Section 5.03, for interests in such permanent Global Certificate or for definitive Bearer Certificates, respectively, only upon receipt by the Trustee of a certificate acceptable to the Depositor and the Trustee to the effect that a beneficial interest in a temporary Global Certificate is owned by a Person that is not a U.S. Person or is owned by or through a financial institution in compliance with applicable U.S. Treasury regulations (a "Certificate of Non-U.S. Beneficial Ownership"). No Bearer Certificate shall be delivered in or to the United States. If so specified in the Terms Schedule, interest on a temporary Global Certificate will be distributed to each of Euroclear and Clearstream with respect to that portion of such temporary Global Certificate held by it, but only upon receipt by the Trustee as of the relevant Distribution Date of a Certificate of Non-U.S. Beneficial Ownership.

         (c) (i) Subject to clause (ii) below, if the Terms Schedule specifies that the "Alternative ERISA Restrictions" apply:

                           (A) The Certificates shall be issued only as
                  definitive Registered Certificates and no transfer of any Certificate Document shall be made to any employee benefit plan, domestic or foreign, whether or not subject to ERISA, or described in Section 4975(e)(1) of the Code, or comparable terms of any subsequent enactments, or a trustee of any such plan, or an entity whose underlying assets include the assets of any such plan (each of the foregoing a "Benefit Plan"), unless immediately after such transfer Certificates representing a percentage interest of not more than 24.9% are held by Benefit Plans (for this purpose the percentage interest shall be calculated as if any Certificates held by the Depositor, the Trustee or any of their affiliates (within the meaning of Department of Labor Reg. ss. 2510.3-101(f)(3)) were not outstanding);

                           (B) any prospective transferee shall be required to
                  certify whether or not it is a Benefit Plan or is acquiring the Certificates with the assets of any Benefit Plan; and

                           (C) after the initial distribution of the
                  Certificates subject to the Alternative ERISA Restrictions, neither the Depositor nor the Trustee or any of their Affiliates shall acquire any Certificate, unless immediately after such acquisition Certificates held by Benefit Plans would not represent a percentage interest of more than 24.9% (calculated as described in subclause (A) of this clause (i)).

                  (i) If the Terms Schedule specifies that the "Deemed Representations" apply:

                           (A) The restrictions described in clause (i) above
                  shall not apply and the Certificates shall be issued in reliance on certain exemptions from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code which may be applicable, depending in part on the type of Plan fiduciary making the decision to acquire a Certificate and the circumstances under which such decision is made. Included among these exemptions are Prohibited Transaction Class Exemption ("PTCE") 91-38 (relating to investments by bank collective investment funds), PTCE 84-14 (relating to transactions effected by a "qualified professional asset manager"), PTCE 90-1 (relating to investments by insurance company pooled separate accounts), PTCE 95-60 (relating to transactions involving insurance company general accounts) and PTCE 96-23 (relating to transactions determined by in-house asset managers);

                           (B) BY ITS PURCHASE OF ANY CERTIFICATE, THE PURCHASER
                  WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED EITHER THAT
                  (1) IT IS NOT AN ERISA PLAN OR OTHER PLAN, A GOVERNMENTAL PLAN WHICH IS SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW THAT IS SUBSTANTIALLY SIMILAR TO THE PROVISIONS OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE THE ASSETS OF ANY SUCH ERISA PLAN OR OTHER PLAN, OR (2) ITS PURCHASE, HOLDING AND DISPOSITION OF A CERTIFICATE WILL NOT RESULT IN A PROHIBITED TRANSACTION UNDER
                  SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (OR, IN THE CASE OF

                  A GOVERNMENTAL PLAN, ANY SUBSTANTIALLY SIMILAR FEDERAL, STATE OR LOCAL LAW) FOR WHICH AN EXEMPTION IS NOT AVAILABLE; AND

                           (C) Each Person that acquires a Certificate, and each
                  fiduciary which causes a Person to acquire a Certificate, in such fiduciary's individual capacity, hereby agrees to indemnify and hold harmless the Depositor, the Trustee and their respective affiliates from any cost, damage, loss or expense incurred by them as a result of the representation set forth in subclause (B) of this clause (ii) not being true.

                  (iii) Unless the Terms Schedule specifies that either the "Alternative ERISA Restrictions" or the "Deemed
                  Representations" apply:

                           (A) no Certificate may be transferred to any Benefit
                  Plan that is subject to the fiduciary responsibility provisions of Title I of ERISA or Section 4975(e) of the Code (an "ERISA Plan"), or that is a governmental or other plan subject to substantially similar legal requirements, or to any Person that is acquiring the Certificate with the assets of any such Benefit Plan. Any purported transfer in violation of this restriction shall be void ab initio;

                           (B) BY ITS PURCHASE OF ANY CERTIFICATE, THE PURCHASER
                  WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT IT IS NOT AN ERISA PLAN, IS NOT A GOVERNMENTAL OR OTHER PLAN SUBJECT TO SUBSTANTIALLY SIMILAR LEGAL REQUIREMENTS, AND IS NOT USING THE ASSETS OF ANY SUCH BENEFIT PLAN TO PURCHASE THE CERTIFICATE; AND

                           (C) each Person that acquires a Certificate, and each
                  fiduciary which causes a Person to acquire a Certificate, in such fiduciary's individual capacity, hereby agrees to indemnify and hold harmless the Depositor, the Trustee and their respective affiliates from any cost, damage, loss or expense incurred by them as a result of the representation set forth in subclause (B) of this clause (iii) not being true.

         (d) Each of the Trustee and the Depositor is entitled to request additional evidence from a proposed transferee of any Certificate to ensure to its sole satisfaction the accuracy of the representations in the Underwriting Agreement relating to the matters identified in the preceding paragraphs.

         (e) If, at any time, the Trustee learns that any of the representations or warranties provided by a transferee or prospective transferee of any Certificate is inaccurate or that any agreement made therein has been breached, any purported transfer of such Certificate to such transferee or prospective transferee shall be null and void ab initio. The Trustee shall arrange through the Depositor for the compulsory sale (at a price determined by the Depositor) for any purported transfer of a Certificate in contravention of any of the transfer restrictions set forth herein. The Trustee shall also have such other powers as may be necessary, in its sole discretion, to effect compliance with the terms of this Section 5.12.

         SECTION 5.13. Optional Exchange

         (a) In order for a Certificate of any Exchangeable Series (or Class within such Exchangeable Series) to be exchanged by a holder thereof, the Trustee must receive, at least 30 (or such shorter period acceptable to the Trustee) but not more than 45 days prior to an Optional Exchange Date, (i) such Certificate with the form entitled "Option to Elect Exchange" duly completed or
(ii) in the case of a Registered Certificate, a telegram, telex, facsimile transmission or letter from a member of a national securities exchange, the National Association of Securities Dealers, Inc., the Depositary (in accordance with its normal procedures) or a commercial bank or trust company in the United States, which shall set forth the name of such holder, the share of the Principal Balance (or Notional Amount, as applicable) to be exchanged, the certificate number or a description of the tenor and terms of such Registered Certificate, a statement that the option to elect exchange is being exercised thereby and a guarantee that such Registered Certificate with the form entitled "Option to Elect Exchange" duly completed will be received by such Trustee not later than five Business Days after the date of such telegram, telex, facsimile transmission or letter. If the procedure described in clause (iii) of the immediately preceding sentence is chosen, then such Registered Certificate and duly completed form must be received by the Trustee by such fifth Business Day. Any tender of a Certificate by the holder thereof for exchange shall be irrevocable. Any exchange pursuant to this paragraph (a) (including any partial exchange in accordance with the two next succeeding sentences) must be for a share of the Principal Amount (or Notional Amount, as applicable) of Certificates corresponding to an even number of related Securities. The exchange option may be exercised by the holder of a Certificate for less than the entire amount of such Certificate, provided the amount of such Certificate remaining outstanding after such exchange is an authorized denomination and any other requirements specified in the Terms Schedule are satisfied. Upon any such partial exchange, such Certificate shall be canceled and a new Certificate or Certificates of like tenor for the remaining amount shall be issued in the name of the holder of such exchanged Certificate.

         (b) Unless otherwise specified in the Terms Schedule, upon satisfaction of the conditions specified in paragraph (a) above and any applicable conditions with respect to the related Trust Property, the exchanging Certificateholder shall be entitled to receive a distribution of a pro rata share of such Trust Property, in the manner and to the extent specified in the Terms Schedule. If so specified in the Terms Schedule, upon such distribution, the exchanging Certificateholder may direct the Trustee to sell, on behalf of such Certificateholder, such pro rata share of such Trust Property, in which case the Certificateholder shall be entitled to receive the net proceeds of such sale, less any costs and expenses incurred by the Trustee in facilitating such sale, subject to any additional adjustments set forth in the Terms Schedule.

         (c) Notwithstanding the preceding paragraphs, any right of exchange in respect of an Exchangeable Series shall be exercisable only to the extent that the Depositor determines, and notifies the Trustee, that such exchange would not be inconsistent with the Depositor's and the Trust's continued satisfaction of the applicable requirements for exemption under Rule 3a-7 under the Investment Company Act. The Terms Schedule shall specify any additional terms pertaining to any right of exchange, including the following:

                  (i) a requirement that the exchanging Holder tender to the Trustee Certificates of each Class within the Exchangeable Series;

                  (ii) a minimum share of the Principal Balance (or Notional Amount, as applicable), with respect to each Certificate being tendered for exchange;

                  (iii) a requirement that the share of the Principal Balance (or Notional Amount, as applicable) represented by each Certificate tendered for exchange be an integral multiple of a specified amount;

                  (iv) specified dates on which a Holder may effect such an exchange (each, an "Optional Exchange Date");

                  (v) limitations on the right of an exchanging Holder to receive any benefit upon exchange from any Credit Support or other non-Securities constituting a part of the Trust Property; and

                  (vi) a requirement that the exchanging holder obtain the consent of the Swap Counterparty to such exchange and tender to the Swap Counterparty a termination payment for termination of the portion of the Swap Agreement corresponding to the portion of the Securities to be distributed by the Trustee.

         (d) If the Terms Schedule specifies that "Depositor Optional Exchange" is applicable to the Certificates, any Certificates held by the Depositor or its Affiliates from time to time shall be subject to a right of exchange by the Depositor or such Affiliates, but not by other Certificateholders, for a pro rata portion of the Trust Property of the related Trust, subject to one or more of the conditions set forth or referred in paragraphs (b) and (c) above and as specified in the Terms Schedule.

         SECTION 5.14. Callable Certificates

         (a) If one or more specified Persons has or have the right to purchase, or the Trustee is obligated to redeem under certain circumstances, all or a portion of the Certificates (a "Call Right"), the Terms Schedule shall designate such Series as a

"Callable Series," and specify the terms and conditions upon which such right may be exercised. Such terms and conditions may include the following:

                  (i) a minimum share of the Principal Balance (or Notional Amount, as applicable) to be purchased or redeemed;

                  (ii) a requirement that the share of the Principal Balance (or Notional Amount, as applicable) being purchased or redeemed be an integral multiple of a specified amount;

                  (iii) if the Call Right is exercised with respect to less than all of the Certificates, the manner of selecting the Certificates being purchased or redeemed ;

                  (iv) specified dates during which such a purchase or redemption may be effected (each, a "Call Date"); and

                  (v) the price at which such a purchase or redemption may be effected (the "Call Price").

         After receiving notice of the exercise of any Call Right, the Trustee shall give notice thereof in the manner specified in the Terms Schedule.

         (b) Prior to any purchase or redemption of Certificates, the Person exercising the Call Right shall deposit, or cause to be deposited, with the Trustee or with a Paying Agent (or, in the case of a purchase or redemption by the Trustee or a Paying Agent, shall segregate and hold in trust), an amount of money to pay the Call Price of, and (unless the redemption date is an interest payment date) accrued interest on, all Certificates which are to be purchased on such date.

         (c) On the redemption date specified in the Terms Schedule, the Certificates being purchased shall become due and payable at the Call Price, and from and after such date (unless the Person exercising the Call Right defaults in the payment of the Call Price and any accrued interest) such Certificates shall cease to bear interest. Upon surrender of any such Certificate for redemption in accordance with the notice given by the Trustee in accordance with the last sentence of paragraph (a) above, such Certificate shall be paid by the Trustee from the amount of money deposited with it (or with a Paying Agent) pursuant to paragraph (b) above; provided that, unless otherwise specified in the Terms Schedule, installments of interest becoming due and payable on or prior to the redemption date shall be payable to the holder of such Certificate, or one or more Predecessor Certificates, registered as such at the close of business on the relevant Record Date.

                                   ARTICLE VI

                                  The Depositor

         SECTION 6.01. Liability of the Depositor

         The Depositor shall be liable in accordance with the Trust Agreement only to the extent of the obligations specifically imposed thereby on the Depositor.

         SECTION 6.02. Limitation on Liability of the Depositor

         (a) Except as may be otherwise expressly specified in the Trust Agreement, the Depositor shall not be under any obligation to (i) expend or risk its own funds, except to the extent of its obligation to pay any amount payable under the Trustee Fee Letter or under Section 10.05(b), or (ii) otherwise incur financial liability in the performance of its duties thereunder or in the exercise of any of its rights or powers, in each case of clauses (i) and (ii) to the extent that reasonable grounds exist for believing that the repayment of such funds or adequate indemnity against such liability is not reasonably assured to it.

         (b) Neither the Depositor nor any of its directors, officers, employees or agents shall be under any liability to the Trustee, the Trust or the Certificateholders for taking any action, or refraining from taking any action, in good faith pursuant to the Trust Agreement, or for errors in judgment; provided, however, that this sentence shall not protect any such Person against any liability (i) related to the inaccuracy or breach of any representation, warranty or agreement of the Depositor in the Trust Agreement,
(ii) specifically imposed on the Depositor pursuant to the Trust Agreement, or
(iii) by reason of willful misfeasance, bad faith or negligence in the performance of, or reckless disregard of, obligations specifically set forth in the Trust Agreement.

         (c) The Depositor shall not be under any obligation to appear in, prosecute or defend any Proceeding unless such Proceeding is related to its obligations under the Trust Agreement and, in its reasonable opinion, does not involve it in any expense or liability; provided, however, that the Depositor may in its discretion appear in, prosecute or defend any such Proceeding which it may deem necessary or desirable with respect to the Trust Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders.

         SECTION 6.03. Depositor May Purchase Certificates

         The Depositor or its Affiliates may at any time purchase Certificates in the open market or otherwise. Certificates so purchased may, at the discretion of the Depositor, be held, resold or, to the extent permitted under the terms thereof, exchanged or called by the Depositor or such Affiliates.

         SECTION 6.04. Preparation and Filing of Exchange Act Reports; Obligations of the Depositor

         The Depositor shall:

         (a) On behalf of the Trust, prepare, sign and file with the Commission, with copies to the Trustee (who shall provide such copies to the Rating Agencies), within the applicable time periods set forth below, such reports as may from time to time be required to be filed by or on behalf of the Trust with the Commission pursuant to Section 13 or 15(d) of the Exchange Act (collectively, the "Exchange Act Reports") with respect to the Trust. Such Exchange Act Reports include:

                  (i) Form 8-K, to be filed in such circumstances and within such time periods prescribed therefor by the Commission under the Exchange Act; and

                  (ii) Form 10-K, to be filed within the time period prescribed therefore by the Commission under the Exchange Act.

         (b) Deliver to the Trustee, within 15 days after same are required to be filed with the Commission, such additional information, documents and reports with respect to compliance by the Depositor with the conditions and covenants of the Trust Agreement, if any, as may be required to be filed with the Commission from time to time; and

         (c) Deliver to the Trustee, which shall then transmit by mail to Certificateholders in accordance with TIA Section 313(c), such summaries of any information, documents and reports required to be filed by the Depositor and received pursuant to paragraphs (a) and (b) above, as may be required to be filed by the rules and regulations prescribed from time to time by the Commission under the Exchange Act.

         SECTION 6.05. Preferential Collection of Claims Against Depositor

         Irrespective of whether the TIA shall apply to the Trust Agreement, the Trustee shall comply with the obligations set forth in TIA Section 311(a), taking into account the exclusion set forth in TIA Section 311(b). A trustee that has resigned or has been removed shall be subject to such obligations to the extent set forth in TIA Section 311(a).

                                  ARTICLE VII

                          Rights of Certificateholders

         SECTION 7.01. Voting Rights with Respect to Securities

         (a) As promptly as possible, but in any event within five Business Days from receipt thereof, the Trustee shall give notice of any meeting of, or other occasion for the exercise of voting rights or the giving of consents by, owners of the Securities to the Certificateholders, with copies to the Rating Agencies. The notice to be given by the

Trustee pursuant to the immediately preceding sentence shall contain (i) such information as is contained in such notice to owners of the Securities, (ii) a statement that the Certificateholders will be entitled, subject to the applicable law and any applicable provision of the Securities, to instruct the Trustee as to the exercise of voting rights, if any, pertaining to the Securities and (iii) a statement as to the manner in which instructions may be given to the Trustee to give a discretionary proxy to a Person designated in the notice received by the Trustee. Such notice shall be given by the Trustee to the Certificateholders of record as soon as practicable after the date on which the relevant notice to owners of the Securities is received by the Trustee at its Corporate Trust Office.

         (b) Unless otherwise specified in the Terms Schedule, the voting rights allocable to owners of the Securities pursuant to the terms thereof shall be allocated among the Certificateholders pro rata, in the proportion that the share of the Principal Balance (or Notional Amount, as applicable) of each such holder bears to the aggregate Principal Balance (or Notional Amount, as applicable); and upon the written request of each Certificateholder, if received on or before the date established by the Trustee for such purpose, the Trustee shall endeavor, insofar as practicable and permitted under applicable law and any applicable provision of the Securities, to vote in accordance with any nondiscretionary instruction set forth in such written request; provided that the Trustee shall not vote except as specifically authorized and directed by written instructions from each Certificateholder entitled to give such instructions; provided, further, that if the share of the Principal Balance (or Notional Amount, as applicable) held by all Certificateholders instructing the Trustee to vote on a particular matter in a certain manner does not correspond to an even number of Securities, the Trustee shall vote the number of Securities most closely corresponding to such share of the Principal Balance (or Notional Amount, as applicable) in such manner, with any portion of such share representing less than half of a Security not so voted and any portion such share representing half or more of a Security so voted.

         (c) Notwithstanding paragraph (b) above, the Trustee shall reject any vote to (i) alter the currency, amount or timing of payment of, or the method or rate of accruing, any principal or interest on the Securities, (ii) consent to any redemption or prepayment of the Securities, or (iii) unless otherwise specified in the Terms Schedule, consent to any exchange of, substitution or tender for, any Securities pursuant to a plan or refunding of Securities or any other offer for the Securities, in each case of clauses (i) through (iii) unless (x) the Trustee is directed by the affirmative vote of all Certificateholders to accept such amendment or offer, as the case may be and (y) the Trustee receives advice of nationally recognized independent tax counsel, designated by the Depositor, that such exercise of voting rights should not result in a "sale or other disposition" of such Securities within the meaning of
Section 1001(a) of the Code. In addition, to the extent not covered by the immediately preceding sentence, the Trustee shall reject any vote to alter any of the terms of the Securities unless the condition set forth in clause (y) of such sentence is satisfied. The Trustee shall have no responsibility to undertake on its own initiative to determine that any exercise of voting rights with respect to the Securities would result in any such sale or other disposition, and in any event need not undertake to make such determination unless receiving an indemnity reasonably satisfactory to it against the costs of such determination.

         SECTION 7.02. Amendments and Waivers Under Swap Agreement and Swap Guarantee

         Without the need for consent of any Certificateholder, the Trustee shall enter into any amendment of the Swap Agreement or any Swap Guarantee requested by the Swap Counterparty or any Swap Guarantor, respectively, to cure any ambiguity or manifest error in, or to correct or supplement any provision of, the Swap Agreement or any Swap Guarantee, provided (i) the Trustee determines that such amendment would not adversely affect the interests of the Certificateholders and (ii) the Trustee has received an Opinion of Counsel, at the expense of the Swap Counterparty or any Swap Guarantor, as applicable, to the effect that such amendment would not adversely affect the interests of the Certificateholders and would not alter the classification of the Trust for U.S. Federal income tax purposes. The Trustee shall not agree to any other request from the Swap Counterparty or any Swap Guarantor for approval of any consent, waiver or other modification of the Swap Agreement or any Swap Guarantee, respectively, without the unanimous consent of the Certificateholders and compliance with clause (ii) of the immediately preceding sentence and unless the Rating Agency Condition is satisfied.

                                  ARTICLE VIII

    Default on Securities, Credit Support, Swap Agreement, Swap Guarantee or
                              Permitted Investments

         SECTION 8.01. Realization Upon Default

         (a) The Trustee, on behalf of the Certificateholders, shall assert claims under the Securities, the Credit Support, the Swap Agreement, any Swap Guarantee and the Permitted Investments, and shall take such reasonable steps as may be necessary to receive payment or to permit recovery thereunder in the case of any Security Default, Credit Support Default, Swap Default or any default related to the Permitted Investments, as the case may be, subject in all cases to Article X.

         (b) If the Trustee is unable to obtain full recovery in respect of a Security, Credit Support, Swap Agreement, Swap Guarantee or Permitted Investment affected by a Security Default, Credit Support Default, Swap Default or default related to such Permitted Investment, as the case may be, the Trustee shall follow or cause to be followed such normal practices and procedures as it may deem necessary or advisable to realize upon such Security, Credit Support, Swap Agreement, Swap Guarantee or Permitted Investment, as the case may be, subject in all cases to Article X.

         (c) If the Trustee becomes aware of any Security Default, Credit Support Default, Swap Default or default related to any Permitted Investment, it shall give notice thereof to the Certificateholders as promptly as practicable in accordance with
Section 12.05, and in the manner and to the extent provided in TIA Section 313(c) within 90 days after such default occurs.

                                   ARTICLE IX

                        Wind-Up and Liquidation of Trust

         SECTION 9.01. Trust Wind-Up Events

         If any of the following events (each, a "Trust Wind-Up Event") occurs and is continuing:

         (a) any Security Default resulting either (i) in a Security Default with respect to all Securities held by the Trust or (ii) in a Swap Termination Event with respect to which all Swap Transactions are Affected Swap Transactions;

         (b) any Security held by the Trust becomes a Disqualified Security and (i) the Trust holds no other Security that is not a Disqualified Security or
(ii) the Terms Schedule specifies that a Trust Wind-Up Event shall occur upon such Security becoming a Disqualified Security;

         (c) any Credit Support Default resulting in a Credit Support Default with respect to all Securities held by the Trust;

         (d) any Credit Support becomes Disqualified Credit Support and the Terms Schedule specifies that a Trust Wind-Up Event shall occur upon such Credit Support becoming Disqualified Credit Support;

         (e) any Swap Default arising from any action taken or failure to act, by the Swap Counterparty;

         (f) any Swap Termination Event with respect to which the Swap Counterparty is the sole Affected Party (as defined in the Swap Agreement) and all Swap Transactions are Affected Swap Transactions;

         (g) any Swap Transaction becomes a Disqualified Swap Transaction as a result of the circumstances described in clause (i) or (ii) of the definition thereof and (i) the Trust holds no trust property other than Securities related to Disqualified Transactions or (ii) the Terms Schedule specifies that a Trust Wind-Up Event shall occur upon such Swap Transaction becoming a Disqualified Swap Transaction;

         (h) any Swap Transaction becomes a Disqualified Swap Transaction as a result of the circumstances described in clause (iii) of the definition thereof and (i) the Trust holds no trust property other than Securities related to Disqualified Transactions or

(ii) the Terms Schedule specifies that a Trust Wind-Up Event shall occur upon such Swap Transaction becoming a Disqualified Swap Transaction;

         (i) the designation of an Early Swap Termination Date by the Swap Counterparty under the Swap Agreement (other than based upon an Additional Termination Event of the type specified in Part 1(i)(i) of the Schedule included in the Swap Agreement) with respect to all Swap Transactions;

         (j) the Depositor owns 100% of the Principal Balance (or Notional Amount, as applicable) of the Certificates, and the Depositor decides to terminate the Trust (a "Special Depositor Wind-Up Event");

         (k)      any Excess Expense Event; or

         (l)      any other Trust Wind-Up Event specified in the Terms Schedule;

then, in each such case, the Trustee shall, (x) by notice to the Swap Counterparty, terminate the Swap Agreement (including all Swap Transactions thereunder) if such notice is required under the Swap Agreement, (y) sell, or cause the Selling Agent to sell, the Trust Property in accordance with Section 9.03(b) and (z) distribute to each Certificateholder its pro rata share of the proceeds from such sale in accordance with Section 9.03(d), whereupon the Trust shall terminate; provided that, if the Certificateholders exercise their right under Section 9.03(c) prior to the sale of all the Trust Property by the Trustee or the Selling Agent, as the case may be, the Trust shall continue notwithstanding such Trust Wind-Up Event.

         SECTION 9.02. Liquidation Events

         (a) In the event that (i) a Security Default occurs which under the terms of the Swap Agreement results in the termination of at least one but less than all Swap Transactions or (ii) any Security becomes a Disqualified Security, but the Trust holds one or more other Securities which are not Disqualified Securities, and in each case of clauses (i) and (ii), a Trust Wind-Up Event has not otherwise occurred, then the Affected Securities (and, if necessary, other Trust Property) shall be sold in accordance with Section 9.03(b) to the extent necessary to make any Termination Payment applicable to the Affected Swap Transaction, and any balance of the proceeds from such sale shall be distributed to the Certificateholders in accordance with Section 9.03(d), but the Trust shall continue.

         (b) In the event that any Swap Transaction becomes a Disqualified Swap Transaction but the Trust holds one or more other Securities other than the Affected Securities which are not Disqualified Securities and a Trust Wind-Up Event has not otherwise occurred, then the Affected Securities (and, if necessary, other Trust Property) shall be sold in accordance with Section 9.03(b) to the extent necessary to make any Termination Payment applicable to the Disqualified Swap Transaction, and any balance of the proceeds from such sale shall be distributed to the Certificateholders in accordance with Section 9.03(d), but the Trust shall continue.

         (c) In the event that any Credit Support becomes Disqualified Credit Support but a Trust Wind-Up Event has not otherwise occurred, then such Credit Support shall be terminated and any proceeds resulting from such termination shall be distributed to the Certificateholders in accordance with
Section 9.03(d), but the Trust shall continue.

         SECTION 9.03. Trust Property Made Available

         (a) Subject to Section 9.04, as promptly as possible after the occurrence of a Trust Wind-Up Event or Liquidation Event, and in any case within five Business Days after such occurrence, the Trustee shall provide notice to the Certificateholders and the Rating Agencies of such occurrence, the termination of the Swap Agreement or the particular Affected Swap Transaction or Transactions thereunder, the amount of any related Swap Termination Payment and the right of the Certificateholders under paragraph (c) below. In the case of a Trust Wind-Up Event, such notice shall also state (i) that the Trust will terminate and that Certificateholders should surrender their Certificates to the Trustee or deliver security or indemnity reasonably acceptable to the Trustee in exchange for cash, (ii) the cause of such Trust Wind-Up Event, (iii) the location and business hours of the Corporate Trust Office at which Certificates should be presented and surrendered and (iv) that each Certificateholder must supply transfer instructions in writing with respect to any distributions.

         (b) Subject to Section 9.04, upon the occurrence of a Trust Wind-Up Event or Liquidation Event, the Trustee shall notify the Selling Agent that the Trust is required to sell Securities or other Trust Property, and upon the expiration of three days after receiving such notice, the Selling Agent shall sell Securities or other Trust Property on behalf of the Trust, unless and until the Selling Agent receives notice from the Trustee of an exercise by the Certificateholders of their right under paragraph (c) below; provided, however, that the Selling Agent may elect not to act as Selling Agent with respect to all or a part of the Securities or other Trust Property to be sold by written notice to that effect to the Trustee. The timing, price and other terms of any sale conducted by the Selling Agent shall be determined by the Selling Agent in its sole discretion, but all such sales shall be completed within 30 days or such longer period of time as may be reasonable with respect to the Securities or other Trust Property to be sold. In the case of a Liquidation Event, sales made under this paragraph (b) shall be limited to the Affected Securities, except to the extent that the proceeds from such sales would be insufficient to make the Termination Payment.

         (c) In the circumstances described in paragraph (b) above, the Certificateholders, acting unanimously, may instruct the Trustee in writing to discontinue any sale of Trust Property, provided they also pay to the Trustee the amount of (i) any Termination Payment required to be made by the Trust plus
(ii) in the case of an Excess Expense Event, any Extraordinary Trust Expenses required to be paid by the Trust pursuant to Section 10.05(c). Promptly upon receiving notice from the Trustee of the exercise by the Certificateholders of their right under this paragraph (c), the Selling Agent shall discontinue any sale of Trust Property; provided that the Selling Agent and the Trustee may complete the settlement of any sale already agreed. It is expressly understood and agreed that, after expiration of the three-day period referred to in the first sentence of paragraph (b) above, the Selling Agent and the Trustee are authorized to, and may, sell Trust Property during the time necessary for the Certificateholders to be notified of and act upon their right under this paragraph (c).

         (d) Subject to the prior payment of any amounts payable to the Swap Counterparty by the Trustee pursuant to the Swap Agreement (except for any such amounts expressly subordinated in right of payment pursuant to Part 1(g) of the Schedule included in the Swap Agreement) and, to the extent expressly agreed by the Certificateholders, any amounts reimbursable to the Trustee pursuant to
Section 10.05(c), each Certificateholder shall be entitled to receive a pro rata portion of the net proceeds of any sale of Trust Property pursuant to paragraph
(b) above, upon surrender, or delivery of security or indemnity acceptable to the Trustee, by such holder of its Certificates at the Corporate Trust Office referred to in paragraph (a) above.

         (e) The only distributions to which the Certificateholders are entitled are, subject to the prior payment of any amounts payable to the Swap Counterparty by the Trustee pursuant to the Swap Agreement (except for any such amounts expressly subordinated in right of payment pursuant to Part 1(g) of the
Schedule included in the Swap Agreement) and, to the extent expressly agreed by the Certificateholders, any amounts reimbursable to the Trustee pursuant to
Section 10.05(c), payments on the Securities (including any payments in connection with any exchange of, substitution or tender for, or consent solicitation relating to, any Securities), any and all amounts recovered under the Swap Agreement or any Swap Guarantee, received by the Trustee after the occurrence of the relevant Trust Wind-Up Event and any other remaining Trust Property. Such amounts shall be distributed by the Trustee to the Certificateholders in accordance with Section 4.01 upon satisfaction of the conditions for transfer of Securities referred to in paragraph (b) above.

         (f) Except for the obligation to provide reports and other information required to be provided to Certificateholders under the Trust Agreement, the obligations of the Trustee and the Depositor shall terminate upon the distribution to Certificateholders of all amounts required to be distributed to them and the disposition of all Securities held by the Trustee, and such distribution shall constitute full satisfaction of all of the interests of the Certificateholders in respect of the Trust.

         (g) In the event that the Selling Agent resigns or declines to sell any Securities, the Trustee shall proceed in accordance with Section 10.02(a)(x).

         (h) The Selling Agent is an agent of the Trustee only and shall have no fiduciary or other duties to the Certificateholders, nor shall the Selling Agent have any liability to the Trust in the absence of the Selling Agent's bad faith or willful default. The Selling Agent shall be permitted to sell Securities to its Affiliates. The Selling Agent may resign at any time by written notice to the Trustee, such resignation to take effect immediately upon notice. Except as provided in the first sentence of this paragraph (h), each of the protections, releases, indemnities and other terms applicable to the Trustee under Sections 10.01, 10.02, 10.03 and 10.05 shall apply, mutatis mutandis, to the Selling Agent in connection with its actions as Selling Agent for the Trust.

         (i) No Certificateholder shall have any liability as a seller of Trust Property in connection with any sale of Trust Property by the Trustee or the Selling Agent.

         SECTION 9.04. Limitation on Notice Requirement

         The Trustee shall not be responsible for terminating the Swap Agreement (or any Swap Transaction thereunder) or giving notice of a Trust Wind-Up Event unless and until (i) the Trustee does not receive funds due on the Securities or under the Swap Agreement when due or within any applicable grace period, (ii) receipt by the Trustee of notice from the Swap Counterparty of the occurrence of a Swap Default or Swap Termination Event or upon actual knowledge of a Swap Default or Swap Termination Event by a Responsible Officer of the Trustee or
(iii) receipt by the Trustee of notice from the Security Issuer of the occurrence of a Security Default.

         SECTION 9.05. Excess Expense Event

         (a) Promptly upon the incurrence by the Trustee of Extraordinary Trust Expenses in an aggregate amount exceeding the Trigger Amount, and in any event within three Business Days after such incurrence, the Trustee shall provide notice thereof to each Certificateholder, the Swap Counterparty and the Rating Agencies. Such notice shall state that an "Excess Expense Event" shall occur on the seventh calendar day (or, if such day is not a Business Day, on the next succeeding day that is a Business Day) following the provision of such notice unless prior to such day either the Certificateholders unanimously agree, or the Swap Counterparty agrees, to indemnify the Trustee for all Extraordinary Trust Expenses exceeding the Maximum Reimbursable Amount (or for any other amount specified by the party agreeing to indemnify the Trustee) and actually incurred by the Trustee as of the date of such agreement, to the reasonable satisfaction of the Trustee; provided that in no event shall the Trustee be released from its obligations under the Trust Agreement until such seventh calendar day (or, if such day is not a Business Day, the next succeeding day that is a Business Day).

         (b) Nothing in this Section 9.05 shall be construed to excuse the Depositor from their respective indemnification obligations under Section 10.05.



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
                                   ARTICLE X

                             Concerning the Trustee

         SECTION 10.01. Duties of Trustee

         (a) The Trustee undertakes to perform such duties and only such duties as are specifically set forth in the Trust Agreement. Any permissive right of the Trustee enumerated in the Trust Agreement shall not be construed as a duty.

         (b) The Trustee, upon receipt of any resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of the Trust Agreement, shall examine such instruments to determine whether they conform to the requirements of the Trust Agreement. If any such instrument is found not to conform to the requirements of the Trust Agreement, the Trustee shall take such action as it deems appropriate to have such instrument corrected, and if such instrument is not corrected to the Trustee's satisfaction, the Trustee shall provide notice thereof to the Depositor, the Certificateholders and (if a copy of such instrument was originally furnished to the Rating Agencies) the Rating Agencies.

         (c) Upon a Security Default, a Credit Support Default, a default by the Swap Counterparty in making any payment due under the Swap Agreement or a default by the Swap Guarantor after the Trustee makes a demand under any Swap Guarantee, the Trustee shall exercise such rights and powers vested in it by the Trust Agreement, and shall use the same degree of care and skill in such exercise as a prudent Person would use under the circumstances in the conduct of such Person's own affairs.

         (d) In the event that the Authentication Agent, the Paying Agent or the Certificate Registrar fails to perform any obligation, duty or agreement in the manner in which or on the day on which such obligation, duty or agreement is required to be performed by it under the Trust Agreement, the Trustee shall be obligated promptly upon its knowledge thereof to perform such obligation, duty or agreement in the manner so required.

         (e) No provision of the Trust Agreement shall be construed to relieve the Trustee from liability for its own negligent actions, its own negligent failure to act or its own willful misconduct; provided, however, that:

                  (i) the duties and obligations of the Trustee shall be determined solely by the express terms of the Trust Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in the Trust Agreement, no implied covenants or obligations (except for a fiduciary duty to the beneficiaries of the Trust) shall be read into the Trust Agreement against the Trustee and, in the absence of negligence, bad faith or willful misconduct on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee that conform to the requirements of the Trust Agreement;

                  (ii) the Trustee shall not be personally liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee; and

                  (iii) except with respect to actions or duties required to be taken or performed, as applicable, by the Trustee under the express terms of the Trust Agreement, the Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers under the Trust Agreement if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

         SECTION 10.02. Certain Matters Affecting the Trustee

         (a)      Except as otherwise provided in Section 10.01:

                  (i) the Trustee may request and rely upon and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed by the proper party or parties;

                  (ii) the Trustee may consult with counsel and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it under the Trust Agreement in good faith and in accordance with such advice or Opinion of Counsel;

                  (iii) except for the duties and obligations of the Trustee expressly created by the Trust Agreement, the Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by the Trust Agreement or to institute, conduct or defend any litigation thereunder or in relation thereto, at the request, order or direction of any of the Certificateholders, pursuant to the terms of the Trust Agreement, unless such Certificateholders or the Depositor have, to the reasonable satisfaction of the Trustee, offered to the Trustee security or indemnity against the costs, expenses and liabilities which may be incurred in connection therewith;

                  (iv) the Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by the Trust Agreement;

                  (v) the Trustee shall not be bound to make any investigation into the facts of matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, approval, bond or other paper or document reasonably believed by it to be genuine;

                  (vi) the Trustee may execute any of the trusts or powers or perform any duties under the Trust Agreement either directly or by or through agents or attorneys or a custodian or administrative agent;

                  (vii) the Trustee shall not be personally liable for any loss resulting from the investment of funds held in the Certificate Account in accordance with Section 3.05;

                  (viii) the Trustee shall not be deemed to have notice or knowledge of any matter unless the Trustee has received written notice thereof at the Corporate Trust Office and such notice references the Certificates or the Trust Agreement; and

                  (ix) the Trustee shall have the power to sell Securities or other Trust Property, in accordance with Articles IX and XI, through the Selling Agent or, if the Selling Agent has resigned or declined to sell some or all of the Securities, any broker selected by the Trustee (with the consent of the Depositor) with reasonable care, in an amount sufficient to pay any amount due to the Swap Counterparty under the Swap Agreement, prior to the distribution of funds to Certificateholders. The Selling Agent or such broker shall be instructed by the Trustee to sell Trust Property in a reasonable manner designed to maximize the sale proceeds.

         (b) All rights of action under the Trust Agreement or the Certificates that are enforceable by the Trustee may be enforced by it without the possession of any of the Certificates, or the production thereof at any Proceeding relating thereto, and any Proceeding instituted by the Trustee shall be brought in its name for the benefit of all the Certificateholders, subject to the terms of the Trust Agreement.

         SECTION 10.03. Limitation on Liability of Trustee

         The Trustee assumes no responsibility for the correctness of the recitals or any other factual statements contained in the Trust Agreement, the Certificates, the Swap Agreement and any Swap Guarantee, or in any document issued in connection with the sale of the Certificates. The sole obligor (i) with respect to the Securities, shall be the Security Issuer, (ii) with respect to the Swap Agreement, shall be the Swap Counterparty and (iii) with respect to any Swap Guarantee, shall be any Swap Guarantor. Except as set forth in Section 10.11, the Trustee makes no representations or warranties as to the validity or sufficiency of the Trust Agreement, the Certificates (other than with respect to the signature and authentication thereof), the Securities, the Swap Agreement, any Swap Guarantee or of any related document. The Trustee shall not be accountable for the use or application by the Depositor of any of the Certificates or of the proceeds of the Certificates, or for the use or application of any funds paid to the Depositor or the Swap Counterparty in respect of the Securities. The Certificates do not represent interests in or obligations of the Trustee and the Trustee shall not be responsible or accountable for any tax, accounting or other treatment proposed to be applied to the Certificates or any interest therein, except as expressly provided in the Trust Agreement.

         SECTION 10.04. Trustee May Own Certificates

         The Trustee in its individual capacity or any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if it were not the Trustee.

         SECTION 10.05. Trustee Fees and Expenses; Limited Indemnification

         (a) As compensation for its regular and customary services and in payment of its regular and customary expenses under the Trust Agreement (including the reasonable compensation, expenses and disbursements of its counsel for regular and customary services hereunder) the Trustee shall be entitled to the Trustee Fees (which shall not be limited by any provision of law in regard to compensation or payment of a trustee of an express trust). The Depositor agrees to pay the Trustee Fees when due in accordance with the Trustee Fee Letter; provided, however, that, subject to paragraph (b) below, the Depositor shall be under no obligation to make any other payment for any other services and expenses, disbursements and advances of the Trustee.

         (b) The Trustee and any director, officer, employee or agent of the Trustee shall be indemnified for, and held harmless against, by the Depositor, any loss, liability or expense incurred in connection with any Proceeding relating to the Trust Agreement, the Swap Agreement or the Certificates or the performance of any of the Trustee's duties under the Trust Agreement, other than any loss, liability or expense (i) that constitutes a specific liability of the Trustee under the Trust Agreement or (ii) incurred by reason of willful misfeasance, bad faith or gross negligence in the performance, or reckless disregard, of the Trustee's obligations thereunder (any such loss, liability or expense, other than as described in clauses (i) and (ii) of this sentence, an "Extraordinary Trust Expense"); provided, that the Depositor shall in no event be obligated to indemnify the Trustee for any Extraordinary Trust Expenses to the extent that such Extraordinary Trust Expenses, when aggregated with all Extraordinary Trust Expenses previously indemnified, exceed the Maximum Reimbursable Amount. Subject to the proviso to the immediately preceding sentence, the indemnity for Extraordinary Trust Expenses shall survive the termination of the Trust Agreement and any resignation or removal of the Trustee. In the event that the Trustee is not indemnified by the Depositor, whether due to the Depositor's bankruptcy or insolvency or for any other reason, pursuant to the first sentence of this paragraph (b), the Trustee shall nevertheless remain obligated to perform its duties under the Trust Agreement. With respect to any Proceeding of a type described in the first sentence of this paragraph (b): (i) the Trustee shall give the Depositor notice thereof promptly upon obtaining knowledge thereof; and (ii) while maintaining control over its own defense in any such Proceeding, the Trustee shall consult with the Depositor in preparing such defense.

         (c) The Trustee and any director, officer, employee or agent of the Trustee shall be indemnified for, and held harmless against, by the Certificateholders or the Swap Counterparty, as the case may be, any Extraordinary Trust Expenses exceeding the Maximum Reimbursable Amount to the extent, but only to the extent, expressly agreed by the Certificateholders or the Swap Counterparty, as the case may be, pursuant to Section 9.05(a).

         SECTION 10.06. Eligibility Requirements for Trustee

         (a)      The Trustee shall at all times satisfy the requirements of TIA
Section 310(a) and Section (a)(4)(i) of Rule 3a-7 under the Investment Company Act. The Trustee shall at all times be a corporation which is not an Affiliate of the Depositor (but may have normal banking relationships with the Depositor or any obligor and their respective Affiliates with respect to the Securities) organized and doing business under the laws of any State or the United States, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by Federal or State authorities, and the long-term debt obligations of which are rated in one of the four highest categories assigned long-term debt obligations by each of the Rating Agencies. If such corporation or association publishes reports of conditions at least annually, pursuant to law or to the requirements of any supervising or examining authority, then the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of conditions so published. In the event that at any time the Trustee shall cease to be eligible in accordance with the terms of this Section 10.06, the Trustee shall resign immediately in the manner and with the effect specified in Section 10.07.

         (b)      The Trustee shall comply with Section 310(b) of the TIA.

         SECTION 10.07. Resignation or Removal of the Trustee

         (a) Subject to the last sentence of this paragraph (a), the Trustee may at any time resign and be discharged from the Trust by giving written notice thereof to the Depositor, the Swap Counterparty, the Swap Guarantor and all Certificateholders. Upon receiving such notice of resignation, the Depositor, with the consent of the Swap Counterparty and the Swap Guarantor (which consent shall not be unreasonably withheld), shall as promptly as possible (and in any event within 30 days after the date of such notice of resignation) appoint a successor trustee by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee and to the successor trustee.

A copy of such instrument shall be delivered to the Certificateholders, the Swap Counterparty and the Swap Guarantor by the Depositor. If no successor Trustee has been so appointed and has accepted appointment within such 30-day period, the Depositor or the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee. Upon any appointment of a successor trustee pursuant to this paragraph (a), the resigning Trustee shall be solely liable for (i) the payment of such successor trustee's fees and expenses and (ii) provision of adequate indemnities satisfactory to such successor trustee (it being understood that the indemnification obligations of the Depositor pursuant to Section 10.05(b) shall inure to the benefit of such successor trustee, but that any Extraordinary Trust Expense previously indemnified by the Depositor shall reduce the Maximum Reimbursable Amount with respect to such Successor trustee on a Dollar-for-Dollar basis). In the event that the Trustee fails to satisfy the conditions contained in clauses (i) and
(ii) above, the Trustee may not resign pursuant to this paragraph (a).

         (b)      If at any time the Trustee ceases to be eligible under Section
10.06 and fails to resign after a written request therefor by the Depositor, or if at any time the Trustee becomes incapable of acting, or is adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property is appointed, or any public officer takes charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may, with the consent of the Swap Counterparty and the Swap Guarantor (which consent shall not be unreasonably withheld), remove the Trustee and appoint a successor trustee by written instrument, in duplicate, which instrument shall be delivered to the Trustee so removed and to the successor trustee. A copy of such instrument shall be delivered to the Certificateholders, the Swap Counterparty and the Swap Guarantor by the Depositor.

         (c) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the terms of this Section 10.07 shall not become effective until acceptance of appointment by the successor trustee as provided in Section 10.08.

         SECTION 10.08. Successor Trustee

         (a) Any successor trustee appointed as provided in Section 10.07 shall execute, acknowledge and deliver to the Depositor and the predecessor trustee an instrument accepting such appointment under the Trust Agreement, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor under the Trust Agreement, with like effect as if originally named as trustee in the Trust Agreement. The predecessor trustee shall deliver to the successor trustee all documents and statements held by it under the Trust Agreement, and the Depositor and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations. No successor trustee shall accept appointment as provided in this Section 10.8 unless at the time of such acceptance it is eligible to serve as a trustee hereunder pursuant to Section 10.06.

         (b) Upon acceptance of appointment by a successor trustee as provided in this Section 10.08, the Depositor shall provide notice thereof to each Certificateholders and the Rating Agencies thereof.

         SECTION 10.09. Merger or Consolidation of Trustee

         Any corporation or association into which the Trustee may be merged or converted or with which it may be consolidated or any corporation or association resulting from any merger, conversion or consolidation to which the Trustee may be a party, or any corporation or association succeeding to the business of the Trustee, shall be the successor of the Trustee under the Trust Agreement, provided such corporation or association is eligible to serve as a trustee pursuant to Section 10.06, without the execution or filing of any paper or any further act on the part of any of the parties to the Trust Agreement, anything in the Trust Agreement to the contrary notwithstanding.

         SECTION 10.10. Appointment of Co-Trustee

         (a) Notwithstanding any other terms of the Trust Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any party of the Trust Property may at the time be located, the Depositor and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, of all or any part of the Trust Property, and to vest in such Person or Persons, in such capacity, such title to the Trust Property, or any part thereof, and, subject to the other terms of this Section 10.10, such powers, duties, obligations, rights and trusts as the Depositor and the Trustee may consider necessary or desirable. If the Depositor does not join in such appointment within 15 days after receiving a request so to do, the Trustee alone shall have the power to make such appointment. No co-trustee under the Trust Agreement shall be required to be eligible to serve as a trustee pursuant to Section 10.06 and no notice to Certificateholders of the appointment of a co-trustee or co-trustees shall be required under this Section 10.10.

         (b) In the case of any appointment of a co-trustee pursuant to this Section 10.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed by the Trustee, the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to such Trust Property or any portion thereof in any such jurisdiction) shall be exercised and performed by such co-trustee at the direction of the Trustee.

         (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the co-trustees, as effectively as if given to each of them. Every instrument appointing any co-trustee shall refer to the Trust Agreement and the conditions of this Article X. Each co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, jointly with the Trustee subject to all the terms of the Trust Agreement, specifically including every provision of the Trust Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Each such instrument shall be filed with the Trustee.

         (d) Any co-trustee may at any time constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by applicable law, to engage in any lawful act under or in respect of the Trust Agreement on its behalf and in its name. If any co-trustee shall die, become incapable of acting, resign or be removed, all its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by applicable law, without the appointment of a new or successor co-trustee.

         SECTION 10.11. Representations and Warranties of Trustee

         (a) The Trustee represents and warrants, for the benefit of the Depositor and the Certificateholders, that, as of the Closing Date or as of such other date specified in the Trust Agreement:

                  (i) the Trustee is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or association;

                  (ii) the Trustee has full power, authority and right to execute, deliver and perform its duties and obligations under the Trust Agreement, the Certificates and the Swap Agreement and has taken all necessary action to authorize the execution, delivery and performance by it (or, with respect to the Certificates, by an Authenticating Agent on its behalf, if applicable) of the Trust Agreement, the Certificates and the Swap Agreement;

                  (iii) each of the Trust Agreement, the Certificates and the Swap Agreement has been duly executed and delivered by the Trustee (or, with respect to the Certificates, by an Authenticating Agent on its behalf, if applicable) and each of the Trust Agreement, the Certificates and the Swap Agreement constitutes the legal, valid and binding obligation of the Trustee, enforceable in accordance with the terms thereof, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

                  (iv) the execution and delivery of the Trust Agreement, the Certificates and the Swap Agreement by the Trustee and its performance of and compliance with the terms of the Trust Agreement, the Certificates and the Swap Agreement will not violate the Trustee's articles of incorporation, association or other constitutive documents or by-laws or constitute a default under, or result in the breach or acceleration of, any material contract, agreement or other instrument to which the Trustee is a party or by which the Trustee is bound or to which the Trustee or any of its assets is subject;

                  (v) the Trustee is not in violation, and the execution and delivery of the Trust Agreement, the Certificates and the Swap Agreement by the Trustee and its performance and compliance with the terms of the Trust Agreement, the Certificates and the Swap Agreement will not constitute a violation, of any order or decree of any court or any order or regulation of any Federal, State, municipal or governmental agency having jurisdiction over the Trustee or its properties, which violation would reasonably be expected to have a material adverse effect on the condition (financial or otherwise) or operations of the Trustee or its properties or on the performance of its duties thereunder;

                  (vi) there are no actions or proceedings against, or investigations of, the Trustee pending, or, to the knowledge of the Trustee, threatened, before any court, administrative agency or other tribunal (A) that could reasonably be expected to prohibit its entering into the Trust Agreement or the Swap Agreement or to render the Certificates invalid, (B) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by the Trust Agreement or the Swap Agreement or (C) that could reasonably be expected to prohibit or materially and adversely affect the performance by the Trustee of its obligations under, or the validity or enforceability of, the Trust Agreement, the Certificates and the Swap Agreement; and

                  (vii) no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Trustee of, or compliance by the Trustee with, the Trust Agreement, the Certificates and the Swap Agreement, or for the consummation of the transactions contemplated by the Trust Agreement or the Swap Agreement, except for such consents, approvals, authorizations and orders, if any, that have been obtained prior to the Closing Date.

         (b) Within 30 days of discovery or receipt of notice by the Trustee that any of its representations and warranties in paragraph (a) above is inaccurate in any material respect, the Trustee shall take such steps as may be required to ensure that the relevant representation and warranty becomes accurate as soon as practicable under the circumstances. The Trustee shall promptly cure such breach in all material respects.

         SECTION 10.12. Non-Petition

         Prior to the date that is one year and one day after all distributions in respect of the Certificates have been made, neither the Trustee nor the Depositor shall take any action, or institute or join in any proceeding, against the other or against the Trust under the U.S. Bankruptcy Code or any other liquidation, insolvency, bankruptcy, moratorium, reorganization or similar law applicable to either of them, now or hereafter in effect, or which would be reasonably likely to cause the other or the Trust to be subject to, or seek the protection of, any such law. In the event that the Trustee appoints any co-trustee, Paying Agent, Authenticating Agent, Selling Agent or any other agent in accordance with the Trust Agreement, such co-trustee or agent shall agree in writing to be bound by the terms of this Section 10.12 as if it were a party to the Trust Agreement.

                                   ARTICLE XI

                                   Termination

         SECTION 11.01. Termination of the Trust

         (a) Except as otherwise provided in Article IX, the respective obligations and responsibilities of the Depositor and the Trustee under the Trust Agreement (other than the obligations imposed by Section 10.05(b) and the obligations of the Trustee to provide reports and other information under the Trust Agreement and to make distributions to the Certificateholders in accordance with paragraph (c) below) shall terminate upon the distribution to the Certificateholders of all amounts held in the Certificate Account and required to be paid to the Certificateholders pursuant to the Trust Agreement; provided, however, that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Queen Elizabeth II of England, living on the date of the Trust Agreement.

         (b) Written notice of termination shall be provided to each Certificateholder, the Depositor, the Swap Counterparty, the Swap Guarantor and the Rating Agencies within 10 Business Days from such termination, unless such termination occurs on the Scheduled Final Distribution Date.

         (c) On the Scheduled Final Distribution Date, the Trustee shall distribute to each holder presenting and surrendering its Certificates (or delivering such security or indemnity to the Trustee as the Trustee may require to save the Trustee and hold the Trustee harmless) the amount distributable on such date pursuant to Section 4.01. Any funds not distributed on such date shall be set aside and held in trust for the benefit of Certificateholders either (i) not presenting and surrendering their Certificates in the aforesaid manner or
(ii) not delivering such security or indemnity to the Trustee, and shall be disposed of in accordance with this Section 11.01(c) and Section 4.01. Immediately following the deposit of such funds, the Trust shall terminate.

         SECTION 11.02. Merger or Consolidation of Trust

         The Trust may not merge with or into, consolidate or amalgamate with, be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety, to any corporation or other body, except in accordance with this Section 11.02. At the request of the Depositor, but without the consent of the Certificateholders or the Trustee, the Trust may merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, a trust organized as such under the laws of any State, provided that (i) such successor entity either (A) expressly assumes all of the obligations of the Trust with respect to the Certificates or (B) substitutes for the Certificates other Certificates having substantially the same terms as the Certificates (the "Successor Certificates") so long as the Successor Certificates have the same priority as the Certificates with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) a trustee of such successor entity possessing the same powers and duties as the Trustee is appointed to hold the Trust Property, (iii) the Rating Agency Condition is satisfied with respect to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, (iv) the Successor Certificates are listed, or any Successor Certificates will be listed upon notice of issuance, on any national securities exchange or interdealer quotation system on which the Certificates are then listed, (v) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the Certificateholders in any material respect, (vi) such successor entity has a purpose substantially identical to that of the Trust and (vii) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Depositor has received an Opinion of Counsel to the effect that (A) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the Certificateholders in any material respect and (B) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Trust nor such successor entity will be required to register as an "investment company" under the Investment Company Act. Any successor Certificates issued in connection with any such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease shall be treated as the "Certificates" for all purposes of this Agreement upon the consummation of such transaction. Notwithstanding the foregoing, the Trust shall not, except with the consent of all Certificateholders, consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would alter the classification of the Trust for U.S. federal income tax purposes.

                                  ARTICLE XII

                               Miscellaneous Terms

         SECTION 12.01. Amendment of Trust Agreement

         (a) The Trust Agreement may be amended from time to time by the Depositor and the Trustee without the consent of any of the Certificateholders, upon delivery by the Depositor of an Opinion of Counsel acceptable to the Trustee to the effect that such amendment will not adversely affect in any material respect the interests of any Certificateholder, for any of the following purposes: (i) to cure any ambiguity; (ii) to correct or supplement any provision which may be inconsistent with any other provision or with the Terms Schedule; (iii) to add or supplement Credit Support for the benefit of Certificateholders; (iv) to add to the covenants, restrictions or obligations of the Depositor or the Trustee for the benefit of any Certificateholders; (v) to comply with any requirements imposed by the Code or other applicable law; (vi) to amend the definitions of Trigger Amount and Maximum Reimbursable Amount so as to increase, but not decrease, the respective amounts contained in such definitions or to otherwise amend or waive the terms of Section 10.05(b) in any manner which shall not adversely affect the Certificateholders in any material respect; (vii) to evidence and provide for the acceptance of appointment under the Trust Agreement by a successor Trustee; (viii) to add, change or eliminate any other provisions so long as any such addition, change or elimination would not, as evidenced by an Opinion of Counsel, result in a sale or exchange of any Certificate or any asset held by the Trust for tax purposes or (ix) to add or change any of the terms of the Trust Agreement as may be necessary to provide for or facilitate the administration of the Trust; provided, however, that in the case of any amendment pursuant to any of clauses (i) through (viii) above, the Rating Agency Condition shall be satisfied with respect to such amendment.

         (b) In addition to the foregoing, the Trust Agreement may also be modified or amended from time to time by the Depositor and the Trustee, with the consent of Certificateholders representing more than 50% of the Principal Balance (or Notional Amount, as applicable), for the purpose of adding, changing or eliminating any provision or modifying the rights of Certificateholders; provided, however, that in the case of any amendment that would permit or result in the issuance of additional Certificates, the Rating Agency Condition shall be satisfied with respect to such amendment.

         (c) Certificateholders representing more than 50% of the Principal Balance (or Notional Amount, as applicable), may, on behalf of all Certificateholders (i) waive compliance by the Depositor or the Trustee with any restrictive provisions of the Trust Agreement before the time for such compliance or (ii) waive any past default under the Trust Agreement, except for
(A) any such default resulting from any failure to distribute amounts received as principal of (and premium, if any) or any interest on any Certificate and (B) any such default in respect of any covenant or provision the modification or amendment of which would require the consent of the holder of each outstanding Certificate affected by the default.

         (d) Promptly after the execution of any amendment, modification or waiver made in accordance with paragraph (a), (b) or (c) above, the Trustee shall furnish a copy of such amendment, modification or waiver to each Certificateholder.

         (e) Notwithstanding the foregoing, no amendment or modification to the Trust Agreement shall be permitted unless the Trustee first receives an Opinion of Counsel that such amendment or modification will not alter the classification of the Trust for U.S. federal income tax purposes.

         SECTION 12.02. Counterparts

         The Trust Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall constitute but one and the same instrument.

         SECTION 12.03. Limitation on Rights of Certificateholders

         (a) The death or incapacity of any Certificateholder shall not operate to terminate the Trust Agreement or the Trust, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties thereto or any of them.

         (b) Except as otherwise expressly provided herein, no Certificateholder shall have any right to control the operation and management of any Trust Property, or the obligations of the parties with respect thereto, nor shall anything set forth in the Trust Agreement, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to the Trust Agreement pursuant to any provision thereof.

         (c) No Certificateholder shall have any right by virtue of any provision of the Trust Agreement to institute or join in any Proceeding under or with respect to the Trust Agreement.

         SECTION 12.04. Governing Law

         These Standard Terms shall be governed by, and construed in accordance with, the laws of the State of New York.

         SECTION 12.05. Notices

         All directions, demands and notices under the Trust Agreement shall be in writing and shall be delivered to the offices of the Trustee or the Depositor, as the case may be, specified in the offering documents for the Certificates. Unless otherwise specified in the Terms Schedule, any notice required to be furnished to a holder of a Registered Certificate shall be (i) sent by facsimile to such number as may be specified therefor by such holder to the Trustee or (ii) mailed to the address of such holder set forth in the applicable Certificate Register. Any notices so sent by facsimile shall be effective upon confirmation (including electronic confirmation) of effective transmission. Any notice so mailed within the time prescribed in the Trust Agreement shall be presumed to have been given when mailed, whether or not the Certificateholder actually receives such notice.

         Notice shall be presumed to be furnished to holders of Bearer Certificates (i) if published in a leading daily newspaper of general circulation in such city or cities as may be specified in such Certificates on a Business Day and (ii) in the case of a Global Certificate, if also delivered to Euroclear or Clearstream, as applicable, for communication by them to the persons shown in their respective records as having interests therein. If it becomes impracticable to publish any notice to holders of Bearer Certificates as provided above, then such notice shall be given in such manner as may be approved by the Trustee and the Depositor.

         SECTION 12.06. Severability of Terms

         If any one or more of the covenants, agreements or terms of the Trust Agreement for any reason whatsoever is held invalid or unenforceable, then such covenants, agreements or terms shall be deemed severable from the remaining covenants, agreements or terms of the Trust Agreement and such invalidity or unenforceability shall in no way affect the validity or enforceability of the other terms of the Trust Agreement or of the Certificates or the rights of the holders thereof.

         SECTION 12.07. Perfection of Swap Counterparty Security Interest

         At the request of the Swap Counterparty, the Trustee shall assist the Swap Counterparty in the perfection of the security interest in the Trust Property described in Section 3.07 and granted by the Trust to the Counterparty under the Swap Agreement.

         SECTION 12.08. No Recourse

         Each Certificateholder by accepting a Certificate acknowledges that such Certificateholder's Certificates represent beneficial interests in the Trust only and do not represent interests in or obligations of the Depositor, the Trustee, the Swap Counterparty, the Swap Guarantor or any Affiliate of the foregoing Persons, and there shall be no recourse against any such Persons or their respective assets, except as may be expressly set forth in the Trust Agreement, the Swap Agreement or the Certificates.

         SECTION 12.09. Conflict With Trust Indenture Act

         (a) The Trust Agreement shall be subject to the provisions of the TIA that are required to be a part of the Trust Agreement and shall, to the extent applicable, be governed by those provisions. If any provision of the Trust Agreement limits, qualifies or conflicts with a provision of the TIA which is required under the TIA to be a part of and govern the Trust Agreement, the latter provision shall control. If any provision of the Trust Agreement modifies or excludes any provision of the TIA which may be so modified or excluded, the latter provision shall be deemed to apply to the Trust Agreement as so modified or to be excluded, as the case may be.

         (b) Without limiting the generality of paragraph (a) above, the provisions of TIA Sections 310 through 317 that impose duties on any Person (including the provisions automatically deemed to be included therein unless expressly excluded by the Trust Agreement) are a part of and govern the Trust Agreement, whether or not physically contained therein.

         (c) Except as expressly provided in the Trust Agreement, all provisions therein specifically referencing the TIA shall be inapplicable until such time as the Trust Agreement is qualified under the TIA.

                                                                       EXHIBIT A


                             FORM OF TRUST AGREEMENT

      TRUST AGREEMENT made as of the __ day of _______, 20__, by and between Credit And Asset Repackaging Vehicle Corporation, as depositor (the "Depositor"), and Wells Fargo Bank Minnesota, National Association, as trustee (the "Trustee"), consisting of this agreement and Schedules I, II and III attached hereto, which Schedules are made a part hereof and are hereinafter referred to collectively as the "Terms Schedule". The terms of the Standard Terms for Trust Agreements, dated August __, 2001 (the "Standard Terms"), agreed between the Depositor and the Trustee are, except to the extent otherwise expressly specified herein, hereby incorporated by reference herein in their entirety with the same force and effect as though set forth herein. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Standard Terms. The words "herein", "hereof", "hereunder", "this Trust Agreement" and other words of similar import refer to this agreement including the Terms Schedule and the Standard Terms so incorporated by reference.

      WHEREAS, the Depositor and the Trustee desire to establish the trust identified in Schedule I attached hereto (the "Trust") for the primary purposes of (i) holding the Securities, (ii) entering into the Swap Agreement with the Swap Counterparty and (iii) issuing the Certificates;

      WHEREAS, the Depositor desires that the beneficial interests in the Trust be divided into transferable fractional shares, such shares to be represented by the Certificates;

      WHEREAS, the Depositor desires to appoint the Trustee as trustee of the Trust and the Trustee desires to accept such appointment;

      WHEREAS, the Depositor desires to transfer to the Trust, without recourse, and the Trust desires to acquire, all of the Depositor's right, title and interest in, to and under the Securities and other property identified in
Schedule II to the Trust Agreement (the "Trust Property"); and

      WHEREAS, the Trust desires to acquire the Trust Property specified herein in consideration for issuing Certificates having an initial Principal Balance (or Notional Amount, as applicable) identified in Schedule I attached hereto, subject to the terms and conditions specified in the Trust Agreement;

      NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto hereby agree as follows:

1. The Depositor hereby appoints the Trustee as trustee of the Trust and requests the Trustee to receive (i) the Securities and any related documents,
(ii) the Swap Agreement,

(iii) any Swap Guarantee and (iv) the documents specified in the Swap Agreement (in Part 3 of the Schedule to the ISDA Master Agreement).

2. The Trustee hereby accepts the appointment referred to in Section 1 and declares that it will hold the assets referred to in Section 1 and all other assets comprising the Trust Property in trust, for the exclusive use and benefit of all present and future Certificateholders and for the purposes and subject to the terms and conditions set forth in the Trust Agreement.

3. It is intended that the Trust be classified as a [grantor trust] for U.S. federal income tax purposes and the Trustee hereby agrees, and each Certificateholder by acquiring one or more Certificates agrees, to take no action or reporting position that is inconsistent with such classification.

4. This Trust Agreement and each Certificate issued hereunder shall be governed by, and construed in accordance with, the laws of the State of New York.

      The Federal and State courts in the Borough of Manhattan in The City of New York shall have non-exclusive jurisdiction in respect of any Proceeding arising out of or relating to this Trust Agreement or any Certificate.

5. This agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall constitute but one and the same instrument.

      IN WITNESS WHEREOF, each of the Depositor and the Trustee has caused this instrument to be executed by its duly authorized officer as of the date first written above.

                                 CREDIT AND ASSET REPACKAGING VEHICLE
                                    CORPORATION, as Depositor


                                       By:______________________________
                                          Name:
                                          Title:

                                 WELLS FARGO BANK MINNESOTA, NATIONAL
                                    ASSOCIATION, as Trustee on behalf of the Trust identified in Schedule I hereto, and not in its individual capacity



                                  By:_____________________________________
                                     Name:
                                     Title:
     Attachments: Terms Schedule (consisting of Schedules I, II and III)

                                   SCHEDULE I

                        (Terms of Trust and Certificates)

Trust:                                      Public Credit and Repackaged Securities(SM) (PCARS)(SM) Trust
                                            Series -
Class of Certificates:
Date of Trust Agreement:
Trustee:
Notional Amount:
Issue Price:
Closing Date:
Specified Currency:                         [if not United States dollars]
Exchange Rate Agent:                        [if not Goldman Sachs]
Business Day:
Interest Rate:                              [Swap Rate] [other]
Calculation Agent:                          [Swap Calculation Agent] [other]
Rating:
Rating Agencies:
Method of Distribution:
Distribution Dates:
Record Dates:
Scheduled Final Distribution Date:
Allocation of Voting Rights:                [if not pro rata]
Form of Certificate:                        [Global/Definitive] [Registered/Bearer]
Depositary:                                 [if not DTC]
Alternative ERISA Restrictions:             [Apply] [Do Not Apply]
Deemed Representations:                     [Apply] [Do Not Apply]
Additional Trust Wind-Up Event:
Trigger Amount:
Maximum Reimbursable Amount:
Exchangeable Series Terms:
Depositor Optional Exchange:
Terms of Retained Interest:
Callable Series:
Call Right Terms and Notice:                [if other than as specified in Section 12.05]
Issuance of Additional Certificates:
Notice Mechanics:
Additional Reports:                         [Accountants' Statement]
                                            [Statement of Officers of the Trustee]
Other Terms:


                                     A-I-1

                                   SCHEDULE II

                            (Terms of Trust Property)


Concentrated Securities:
Other Securities:
Security Issuer:
Principal Amount:
Security Rate:
Credit Ratings:
Listing:
Security Issuance Agreement:
Events of Security Default:
Form of Security:
Currency of Denomination:
Acquisition Price by Trust:               Certificates having an initial [Principal Balance] [Notional
                                          Amount] of [$______].
Security Payment Date:
Original Issue Date:
Maturity Date:
Sinking Fund Terms:
Redemption Terms:
CUSIP No./ISIN No.:
Security Trustee:
Available Information Regarding the       [[name of issuer of Securities] is subject to the informational
Security Issuer:                          requirements of the Securities Exchange Act of 1934, as
                                          amended, and in accordance therewith files, reports and other information with the Securities and Exchange Commission (the
                                          "Commission").  Such reports and other information can be
                                          inspected and copied at the public reference facilities
                                          maintained by the Commission at 450 Fifth Street, N.W.,
                                          Washington, D.C. 20549 and at the Regional Offices of the
                                          Commission, at 7 World Trade Center, 13th Floor, New York, New
                                          York 10048 and Northwest Atrium Center, 500 West Madison
                                          Street, Chicago, Illinois 60661.  Copies of such materials can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.] [In addition, [attached to the Prospectus is a copy of]
                                          [name of issuer of Securities] has also filed with the
                                          Commission] a Prospectus, dated ________ __, ____, relating to the original offering of the Securities.]


                                      A-II-1

Cut-Off Date:
Selling Agent:                            [if not Goldman Sachs]
Credit Support:
Credit Support Default:
Other Trust Property:


                                     A-II-2

                                  SCHEDULE III

                                (Swap Agreement)

Swap Agreement:
Swap Counterparty:
Swap Guarantee (if any):
Swap Notional Amount:
Swap Payment Date:
Swap Rate:


                                     A-III-1

                                                                       EXHIBIT B

                               FORM OF CERTIFICATE


[In the case of a Global Certificate representing Registered Certificates, insert the following - THIS CERTIFICATE IS A GLOBAL CERTIFICATE WITHIN THE MEANING OF THE TRUST AGREEMENT HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS CERTIFICATE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A CERTIFICATE REGISTERED, AND NO TRANSFER OF THIS CERTIFICATE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE TRUST AGREEMENT.]

[In addition, in the case of a Global Certificate for which DTC is acting as Depositary, insert the following - UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO A PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

[In the case of a Bearer Certificate, insert the following - ANY U.S. PERSON WHO HOLDS THIS OBLIGATION SHALL BE SUBJECT TO LIMITATIONS UNDER U.S. INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(J) AND 1287(A) OF THE INTERNAL REVENUE CODE.]

Certificate Number -             Number of Trust Certificates -
                                             Fractional Share -

                                 CUSIP NO. [__]

                             Certificate Evidencing
     Public Credit And Repackaged Securities(SM) (PCARS)(SM) Trust Certificates
                                  Series -

      This certifies that [in the case of a Registered Certificate, insert the following - - (the "Holder") is the registered] [in the case of a Bearer Certificate, insert the following - the bearer hereof (the "Bearer") is the] owner of - Certificates of Public Credit and Repackaged Securities(SM) (PCARS)(SM) Trust Series - (the "Trust") representing an undivided fractional interest in the Trust Property (the "Certificates").

      The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Certificates evidenced hereby are set forth in, and this certificate and such Certificates are issued and shall in all respects be subject to the terms and provisions of, the Trust Agreement of the Trust, dated as of ____________________, by and between Credit And Asset Repackaging Vehicle Corporation, as depositor, and Wells Fargo Bank Minnesota, National Association, as trustee (the "Trustee"), as the same may be amended or supplemented from time to time (the "Trust Agreement"). The Trustee will furnish a copy of the Trust Agreement to the [Holder] [Bearer] without charge upon written request to the Trustee at its principal place of business or registered office. All capitalized terms used and not otherwise defined herein shall have the respective meanings assigned to them in the Trust Agreement.

      The amount due on the Certificates evidenced hereby on any Distribution Date shall be determined by multiplying the Fractional Share stated on this certificate by the amount of the Available Funds to be distributed on such Distribution Date.

      [If applicable, specify principal terms of any Call Right or right of optional exchange.]

      Upon execution of the certificate of authentication hereon by a Responsible Officer of the Trustee or an authorized officer of the Authenticating Agent and receipt of this certificate by the [Holder] [Bearer], the [Holder] [Bearer] shall be bound by the Trust Agreement and entitled to the benefits thereunder.

      [In the case of a Registered Certificate, insert the following - The Certificates evidenced hereby are transferable on the books and records of the Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed or accompanied by a written instrument of transfer in proper form, in accordance with Section 5.04 of the Trust Agreement.]

      This certificate and the Certificates evidenced hereby shall be governed by, and construed in accordance with, the laws of the State of New York.

      IN WITNESS WHEREOF, the Trustee, on behalf of the Trust, and not in its individual capacity, has caused this certificate to be duly executed.

                                 PUBLIC CREDIT AND REPACKAGED SECURITIES(SM)
                                 (PCARS)(SM) TRUST SERIES -


                                 By: Wells Fargo Bank Minnesota, National
                                     Association, as Trustee


                                 By: ______________________________
                                     Authorized Signatory
DATED:

[SEAL]

                          CERTIFICATE OF AUTHENTICATION

      This is one of the Certificate Documents referred to in the within-mentioned Trust Agreement.

                                 [________________________],
                                 [Authenticating Agent for the] [as]
                                     Trustee


                                 By: ______________________________
                                     Authorized Signatory

                            [OPTION TO ELECT EXCHANGE

      The undersigned hereby irrevocably requests and instructs the Trustee to exchange the Certificates represented by the attached certificate (or such portion of the Certificates specified below) for the Trust Property in which the Certificates evidence (or such portion thereof evidences) a beneficial interest, pursuant to their terms and in accordance with the Trust Agreement, to be delivered to the undersigned, at

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

        (Please print or typewrite name and address of the undersigned.)

      If less than all of the Certificates represented by the attached certificate are to be exchanged, specify below the portion thereof to be exchanged and the denomination (which must be an authorized denomination) of each certificate to be issued for the portion not being exchanged. (In the absence of any such specification, one certificate will be issued for any portion not being exchanged).

Portion to be exchanged (expressed as a number of Certificates): _______ Denomination(s) of certificates to be issued for portion not being exchanged:
________


Date:_____________

                              _____________________________________
                              [Signature]

                                   ASSIGNMENT

      FOR VALUE RECEIVED, the undersigned assigns and transfers the Certificates to:

________________________________________________________________________________

       (Insert assignee's social security or tax identification number)

________________________________________________________________________________

________________________________________________________________________________

                  (Insert address and zip code of assignee)

and irrevocably appoints _____________________________________________________

______________________________________________________________________________

agent to transfer the Certificates on the books of the Trust. The agent may substitute another individual to act for him or her.

Date:  __________________

Signature:_______________________________________________________________
     (Sign exactly as your name appears on the other side of this certificate)

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.